Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FARMER BROS. CO.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FARMER BROS. CO.
20333 South Normandie Avenue
Torrance, California 90502

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 10, 2009

TO THE STOCKHOLDERS OF FARMER BROS. CO.:

        NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders (the "Annual Meeting") of Farmer Bros. Co., a Delaware corporation (the "Company" or "Farmer Bros."), will be held at the principal office of the Company located at 20333 South Normandie Avenue, Torrance, California 90502 on Thursday, December 10, 2009, at 10:00 a.m., Pacific Standard Time, for the following purposes:

  1.
  To elect two Class III directors to the Board of Directors of the Company for a three-year term of office expiring at the 2012 Annual Meeting of Stockholders;

  2.
  To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2010; and

  3.
  To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.

        The Board of Directors has fixed the close of business on October 22, 2009 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any continuation, postponement or adjournment thereof.

By Order of the Board of Directors

John M. Anglin Secretary
Torrance, California October 28, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON DECEMBER 10, 2009

        This Proxy Statement and the Company's 2009 Annual Report on Form 10-K, as amended, are available at:
 http://proxy.farmerbros.com.

        PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER NOMINEE. ESOP PARTICIPANTS SHOULD FOLLOW THE INSTRUCTIONS PROVIDED BY THE ESOP TRUSTEE, GREATBANC TRUST COMPANY. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM SUCH BROKER, BANK OR OTHER NOMINEE.

        YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR PROXY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

FARMER BROS. CO.
20333 South Normandie Avenue
Torrance, California 90502

PROXY STATEMENT

 INFORMATION CONCERNING VOTING AND SOLICITATION

General

        The enclosed proxy is solicited on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Farmer Bros. Co., a Delaware corporation (the "Company" or "Farmer Bros."), for use at the 2009 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, December 10, 2009, at 10:00 a.m., Pacific Standard Time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders, and any business properly brought before the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The approximate date on which this Proxy Statement, the accompanying proxy card and Annual Report to Stockholders (which is not part of the Company's soliciting materials) are being mailed to the Company's stockholders is October 30, 2009. The Annual Meeting will be held at the principal office of the Company located at 20333 South Normandie Avenue, Torrance, California 90502. If you plan to attend the Annual Meeting in person, you can obtain directions to the Company's principal office at http://proxy.farmerbros.com.

        In this proxy statement, when we refer to our fiscal year, we mean the twelve-month period ending June 30 of the stated year (for example, fiscal 2009 is July 1, 2008 through June 30, 2009), unless specifically stated otherwise.

Solicitation of Proxies

        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Farmer Bros. common stock ("Common Stock") in their names that are beneficially owned by others to forward to those beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid to directors, officers or employees for such services. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the offices of the Company located at 20333 South Normandie Avenue, Torrance, California 90502 for the ten days prior to the Annual Meeting and also at the Annual Meeting.

What Am I Voting On?

        You will be entitled to vote on the following proposals at the Annual Meeting:

  •
  The election of two Class III directors to serve on our Board for a three-year term of office expiring at the 2012 Annual Meeting of Stockholders; and

  •
  The ratification of the selection of Ernst & Young LLP ("EY") as our independent registered public accounting firm for the fiscal year ending June 30, 2010.

Who Can Vote?

        You are entitled to vote if you are a stockholder of record of Common Stock as of the close of business on October 22, 2009. Your shares may be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

Shares Outstanding and Quorum

        At the close of business on October 22, 2009, 16,123,580 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting. The Company has no other class of securities outstanding. A majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum at the Annual Meeting, which is required in order to hold the Annual Meeting and conduct business. Your shares are counted as present at the Annual Meeting if you: (i) are present in person at the Annual Meeting; or (ii) have properly submitted a proxy card by mail. If you submit your proxy but abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Your shares also will be counted as present at the Annual Meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting. If your shares are held in "street name," your shares are counted as present for purposes of determining a quorum if your broker, bank or other nominee submits a proxy covering your shares. Your broker, bank or other nominee is entitled to submit a proxy covering your shares, even in certain circumstances where you have not instructed your broker, bank or other nominee on how to vote on such matter.

Voting of Shares

        Stockholders of record as of the close of business on October 22, 2009 are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the Annual Meeting. There is no cumulative voting in the election of our directors. You may vote by attending the Annual Meeting and voting in person. You may also vote by completing and mailing the enclosed proxy card or the form forwarded by your bank, broker or other nominee. If your shares are held by a bank, broker or other nominee, please refer to the instructions they provide for voting your shares. Participants in the Farmer Bros. Co. Employee Stock Ownership Plan (the "ESOP") should follow the instructions provided by the ESOP trustee, GreatBanc Trust Company. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.

        YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR PROXY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

Voting by ESOP Participants

        The ESOP owns approximately 18.4% of the outstanding Common Stock. Full time employees of Farmer Bros. and its subsidiaries participate in the ESOP. Each ESOP participant has the right to direct the ESOP trustee on how to vote the shares of Common Stock allocated to his or her account under the ESOP. If an ESOP participant properly executes the proxy distributed by the ESOP trustee, the ESOP trustee will vote the shares represented by that proxy at the Annual Meeting. Shares of Common Stock represented by properly executed proxies will be voted by the ESOP trustee in accordance with the stockholder's instructions. The ESOP trustee will vote all of the unallocated ESOP shares (i.e., shares of Common Stock held in the ESOP, but not allocated to any participant's account) and allocated shares which ESOP participants have failed to vote in the same proportion as the voted allocated shares with respect to such issue. If other matters are presented for a vote at the Annual

Meeting, the shares for which proxies have been received will be voted in accordance with the discretion of the proxies.

Counting of Votes

        All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker "non-votes." Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to one or more proposals and broker non-votes will be counted as present for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your bank, broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your bank, broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for purposes of determining a quorum, but will not be considered entitled to vote on the proposal in question. Brokers generally have discretionary authority to vote on the election of directors to serve on our Board, and the ratification of the selection of EY as our independent registered public accounting firm.

        Directors are elected by a plurality of the votes cast, so abstentions will not be counted in determining which nominees received the largest number of votes cast. Because brokers have discretionary authority to vote on the election of directors, we do not expect any broker non-votes in connection with the election of directors. The two nominees for election to the Board at the Annual Meeting who receive the largest number of properly cast "for" votes will be elected as directors.

        The ratification of the selection of EY requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes against the ratification. Because brokers have discretionary authority to vote on the ratification, we do not expect any broker non-votes in connection with the ratification.

If You Receive More Than One Proxy Card

        If you receive more than one proxy card, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card.

Proxy Card and Revocation of Proxy

        You may vote by completing and mailing the enclosed proxy card. If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy: (i) in favor of the election of all of the director nominees; and (ii) in favor of ratification of the selection of EY as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2010. In their discretion, the proxy holders named in the enclosed proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board of Directors knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. In addition, no stockholder proposal or nomination was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

        If you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy by sending to the Company's Secretary at the Company's principal office at 20333 South Normandie Avenue, Torrance, California 90502, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting in person and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

        If your shares are held in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder, your bank, broker or other nominee.

Interest of Certain Persons in Matters to be Acted Upon

        No director, nominee for election as director, or executive officer of the Company has any substantial interest, direct or indirect, in any matter to be acted upon at the Annual Meeting other than Item 1, Election of Directors. Directors and executive officers have indicated that they intend to vote for all director nominees as listed in Item 1.

Board Recommendations

        The Board recommends that you vote your shares as follows:

  •
  FOR the election of two Class III directors to serve on our Board for a three-year term of office expiring at the 2012 Annual Meeting of Stockholders; and

  •
  FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010.

ITEM 1
ELECTION OF DIRECTORS

        Under the Company's Certificate of Incorporation and Amended and Restated Bylaws (the "Bylaws"), the Board of Directors is divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with members of each class serving for a three-year term. Each year only one class of directors is subject to a stockholder vote. Class I consists of three directors, continuing in office until the 2010 Annual Meeting of Stockholders. Class II consists of two directors, continuing in office until the 2011 Annual Meeting of Stockholders. Class III presently consists of two directors whose term of office expires at this year's Annual Meeting and whose successors will be elected at the Annual Meeting to serve until the 2012 Annual Meeting of Stockholders.

        The authorized number of members of the Board is set forth in the Company's Certificate of Incorporation and shall consist of not less than five or more than seven members, the exact number of which shall be fixed from time to time by resolution of the Board. The authorized number of members of the Board is currently seven. If the number of directors is changed, any increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by the sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class will hold office for a term that will coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors will have the same remaining term as that of his or her predecessor.

        Based on the recommendation of the Nominating Committee, the Board has nominated Jeanne Farmer Grossman and John H. Merrell for election to the Board as Class III directors. If elected at the Annual Meeting, each would serve until the 2012 Annual Meeting of Stockholders and until his or her successor is elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. No nominations were made by stockholders. All of the present directors were elected to their current terms by the stockholders. Jeanne Farmer Grossman is the sister of Carol Farmer Waite, a current director of the Company, and the sister of the late Roy E. Farmer and daughter of the late Roy F. Farmer. Ms. Waite intends to serve out the remainder of her term as a Class III director through the Annual Meeting. Ms. Grossman has been nominated for election to the seat currently held by Carol Farmer Waite. If Ms. Grossman is elected at the Annual Meeting, the Board intends to appoint her to the Nominating Committee.

        Each share of Common Stock is entitled to one vote for each of the two director nominees and will be given the option of voting "for" or withholding authority to vote for each nominee. Cumulative voting is not permitted. It is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them for the election of the two nominees named below unless the proxies direct otherwise. If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by the Board, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Board of Directors. Each nominee has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.

        The election of the Company's directors requires a plurality of the votes cast, so abstentions will not be counted in determining which nominees received the largest number of votes cast. Because brokers have discretionary authority to vote on the election of directors, we do not expect any broker non-votes in connection with the election of directors. The two nominees for election to the Board at the Annual Meeting who receive the largest number of properly cast "for" votes will be elected as directors.

        Set forth below is biographical information for each nominee and for each person whose term of office as a director will continue after the Annual Meeting. Other than as described above with respect to Ms. Grossman and Ms. Waite, there are no family relationships among any directors of the Company, or among any directors and executive officers of the Company. Other than as disclosed in the tables below, none of the directors is a director of any other publicly-held company.

Class III Nominees for Election to a Three-Year Term Expiring at the 2012 Annual Meeting of Stockholders

Name	Age	Director Since	Audit	Compensation	Nominating	Principal Occupation for the Last Five Years
John H. Merrell	65	2001	Chair	X	X	Retired. Partner in the Accounting Firm of Hutchinson and Bloodgood LLP, Glendale, California, from 1979 to 2008. CPA.
Jeanne Farmer Grossman	59	—			—	Homemaker. Retired school teacher.

        THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE TWO NAMED NOMINEES.

Class I Directors Continuing in Office Until the 2010 Annual Meeting of Stockholders

Name	Age	Director Since	Audit	Compensation	Nominating	Principal Occupation for the Last Five Years
Roger M. Laverty III	62	2007

Chief Executive Officer since December 6, 2007; President since July 24, 2006; Chief Operating Officer from July 24, 2006 to December 6, 2007. Previously President and Chief Executive Officer of Diedrich Coffee, Inc., a specialty coffee roaster, wholesaler and retailer, from 2003 to December 2005.

Martin A. Lynch	72	2007	X		X	President of Claremorris Consulting, a privately owned consulting company, from 2002 to present. Executive Vice President and Chief Financial Officer of Diedrich Coffee, Inc. from 2003 to 2005.
James J. McGarry	56	2007		X	X	Partner in the Law Offices of McGarry & Laufenberg, El Segundo, California, specializing in business, tort and contract litigation, from 1995 to present. Licensed attorney since 1980.

Class II Directors Continuing in Office Until the 2011 Annual Meeting of Stockholders

Name	Age	Director Since	Audit	Compensation	Nominating	Principal Occupation for the Last Five Years
Guenter W. Berger	72	1980

Chairman of the Board.
Retired Chief Executive Officer from August 11, 2005 to December 6, 2007; President from August 11, 2005 through July 23, 2006; Interim President and Chief Executive Officer from January 9, 2005 through August 10, 2005; Vice President, Production prior to January 9, 2005.

Thomas A. Maloof	57	2003	X	Chair	X

Independent Consultant since June 2005. Chief Financial Officer of Hospitality Marketing Concepts, LLC, Irvine, California, a provider of loyalty membership programs for the hospitality and leisure industries, from 2001 through June 2005. Director and chairman of the audit committee of PC Mall, Inc., a direct marketing company, and director, chairman of the audit committee, and member of the compensation and nomination and corporate governance committees of The Ensign Group, Inc., an operator of skilled nursing facilities, both of which are listed on the NASDAQ Global Market.

ITEM 2
RATIFICATION OF SELECTION
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected Ernst & Young LLP ("EY") as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending June 30, 2010, and has further directed that management submit this selection for ratification by the stockholders at the Annual Meeting. EY served as the Company's independent registered public accounting firm in fiscal 2009. A representative of EY is expected to be present at the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions.

        Stockholder ratification of the selection of EY as the Company's independent registered public accounting firm is not required by the Bylaws or otherwise. However, the Board is submitting the selection of EY to stockholders for ratification because the Company believes it is a matter of good corporate practice. If the Company's stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain EY but still may retain them. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and that of our stockholders. The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the selection of EY.

        THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

        The following table sets forth certain information regarding the beneficial ownership of Common Stock as of October 22, 2009, by all persons (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) known by the Company to be the beneficial owner of more than five percent (5%) of the Common Stock as of such date:

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
Farmer Group	6,400,722 shares(4)	39.7%
Employee Stock Ownership Plan	2,964,512 shares(5)	18.4%
Franklin Mutual Advisers, LLC	2,093,533 shares(6)	13.0%

(1)
The address for Franklin Mutual Advisers, LLC ("Franklin") is 101 John F. Kennedy Parkway, Short Hills, New Jersey 07078. The address for all other beneficial owners is c/o Farmer Bros. Co., 20333 South Normandie Avenue, Torrance, California 90502.

(2)
For purposes of this table, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Information in this table regarding beneficial owners of more than five percent (5%) of the Common Stock is based on information provided by them or obtained from filings under the Exchange Act. Unless otherwise indicated in the footnotes, each of the beneficial owners of more than five percent (5%) of the Common Stock has sole voting and/or investment power with respect to such shares.

(3)
The "Percent of Class" reported in this column has been calculated based upon the number of shares of Common Stock outstanding as of October 22, 2009 and may differ from the "Percent of Class" reported in statements of beneficial ownership filed with the SEC.

(4)
For purposes of Section 13 of the Exchange Act, Carol Farmer Waite, Richard F. Farmer, Jeanne Farmer Grossman, Trust A created under the Roy E. Farmer Trust dated October 11, 1957 ("Trust A") and Farmer Equities, LP, a California limited partnership ("Farmer Equities"), comprise a group (the "Farmer Group"). The Farmer Group is deemed to be the beneficial owner of all shares beneficially owned by its members with shared power to vote and dispose of such shares. Each member of the Farmer Group is the beneficial owner of the following shares (in accordance with the beneficial ownership regulations, in certain cases the same shares of Common Stock are shown as beneficially owned by more than one individual or entity):

Name of Beneficial Owner	Total Shares Beneficially Owned		Percent of Class	Shares Disclaimed	Sole Voting and Investment Power	Shared Voting and Investment Power
Carol Farmer Waite	6,320,938 shares	*	39.2%	14,474 shares	22,720 shares*	6,312,692 shares
Richard F. Farmer	6,294,419 shares		39.0%	39,891 shares	21,820 shares	6,312,490 shares
Jeanne Farmer Grossman	4,130,952 shares		25.6%	6,030 shares	9,550 shares	4,127,432 shares
Trust A	1,463,640 shares		9.1%	—	1,463,640 shares	—
Farmer Equities	2,617,530 shares		16.2%	—	2,617,530 shares	—

  *
  Includes 900 shares of restricted stock awarded under the Farmer Bros. Co. 2007 Omnibus Plan (the "Omnibus Plan") to Ms. Waite, a non-employee director, as described below under the heading "Director Compensation." Excludes 1,800 shares of restricted stock previously granted to Ms. Waite as director compensation, which will be forfeited upon her discontinuing to serve as a director beyond the Annual Meeting.

(5)
Includes 1,488,725 allocated shares and 1,475,788 shares as yet unallocated to plan participants. The ESOP trustee votes the shares held by the ESOP that are allocated to participant accounts as directed by the participants or beneficiaries of the ESOP. Under the terms of the ESOP, unallocated shares and allocated shares which ESOP participants have failed to vote will be voted proportionately to the vote of allocated shares by ESOP participants. The present members of the ESOP Administrative Committee are Roger M. Laverty III, Martin A. Lynch and John H. Merrell. Each member of the ESOP Administrative Committee disclaims beneficial ownership of the securities held by the ESOP except for those, if any, that have been allocated to the member as a participant in the ESOP.

(6)
Franklin is reported to have sole voting and investment power over 2,093,533 shares pursuant to certain investment advisory contracts with one or more of Franklin's clients, which advisory clients are the record owners of the 2,093,533 shares.

Security Ownership of Directors and Executive Officers

        The following table sets forth certain information regarding the beneficial ownership of Common Stock as of October 22, 2009, by: (i) each director and nominee; (ii) the Company's Chief Executive Officer, Chief Financial Officer, each of its three most highly compensated executive officers (other than the Chief Executive Officer and Chief Financial Officer) who were serving as executive officers at the end of fiscal 2009, and one additional individual for whom disclosure would have been provided but for the fact that he was not serving as an executive officer of the Company at the end of fiscal 2009 (collectively, the "Named Executive Officers"); and (iii) all directors and executive officers of the Company as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Class
Guenter W. Berger	15,384	(3)	*
Hortensia R. Gómez	4,743	(4)	*
Jeanne Farmer Grossman	4,130,952	(5)	25.6%
Michael J. King	9,801	(6)	*
Roger M. Laverty III	41,740	(7)	*
Martin A. Lynch.	2,700	(8)	*
Thomas A. Maloof	4,700	(9)	*
James J. McGarry	2,700	(8)	*
John H. Merrell	4,200	(10)	*
Heidi L. Modaro	700		*
John E. Simmons	19,867	(11)	*
Carol Farmer Waite	6,320,938	(12)	39.2%
Drew H. Webb	9,807	(13)	*
All directors and executive officers as a group (13 persons)	6,439,980		39.9%

*
Less than 1%

(1)
For purposes of this table, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Information in this table is based on the Company's records and information provided by directors, nominees and executive officers. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the directors, nominees and executive officers has sole voting and/or investment power with respect to such shares, including shares held in trust.

(2)
Includes (i) shares of restricted stock which have not yet vested awarded under the Omnibus Plan over which the individuals shown have voting power but no investment power, and (ii) shares which the individuals shown have the right to acquire upon the exercise of vested options as of October 22, 2009 or within 60 days thereafter as set forth in the table below. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person.

Name	Vested Options (#)	Right to Acquire Under Vested Options Within 60 Days (#)	Restricted Stock (#)
Guenter W. Berger	—	—	2,267
Hortensia R. Gómez	1,000	1,000	600
Jeanne Farmer Grossman	—	—	—
Michael J. King(a)	3,000	—	—
Roger M. Laverty III	13,333	13,333	13,200
Martin A. Lynch	—	—	2,267
Thomas A. Maloof	—	—	2,267
James J. McGarry	—	—	2,267
John H. Merrell	—	—	2,267
Heidi L. Modaro	—	—	700
John E. Simmons	3,000	3,000	3,000
Carol Farmer Waite(b)	—	—	467
Drew H. Webb	3,000	3,000	3,000
Other Executive Officers	—	—	2,700

  (a)
  Excludes 1,500 shares of restricted stock and 15,000 shares exercisable upon the vesting of options previously granted to Mr. King which were forfeited upon Mr. King's retirement as an executive officer of the Company on March 2, 2009.

  (b)
  The Board intends to accelerate the vesting of these shares by one day due to the fact that the Annual Meeting is being held on December 10, 2009 and the shares would have vested on December 11, 2009. Excludes 1,800 shares of restricted stock previously granted to Ms. Waite as director compensation, which will be forfeited upon her discontinuing to serve as a director beyond the Annual Meeting.

(3)
Includes 433 shares owned outright, 6,060 shares held in trust with voting and investment power shared by Mr. Berger and his wife, and 6,624 shares previously allocated to Mr. Berger under the ESOP which have been distributed to Mr. Berger and are now owned outright.

(4)
Includes 129 shares held in a trust over which Ms. Gómez has sole voting and investment power and 2,014 shares beneficially owned by Ms. Gómez through the ESOP, rounded to the nearest whole share.

(5)
Includes shares held in Farmer Equities and various family trusts of which Ms. Grossman (or a trust of which she is the sole trustee) is a general partner or the sole trustee, co-trustee, beneficiary and/or settlor. Ms. Grossman is the indirect beneficial owner of: (i) 9,550 shares of Common Stock as a successor trustee of a family trust for the benefit of her daughter over which she has sole voting and dispositive power; (ii) 2,617,530 shares of Common Stock as sole trustee of the Jeanne F. Grossman Trust, dated August 22, 1997, which is a general partner of Farmer Equities, and over which she has shared voting and dispositive power with trusts for the benefit of Carol Farmer Waite and Richard F. Farmer; and (iii) 1,509,902 shares of Common Stock as successor co-trustee of various family trusts, for the benefit of herself and family members, and over which she has shared voting and dispositive power with Carol Farmer Waite and/or Richard F. Farmer. Ms. Grossman disclaims beneficial ownership of 6,030 shares held in a trust for the benefit of her nephew.

(6)
Includes 6,801 shares beneficially owned by Mr. King through the ESOP, rounded to the nearest whole share.

(7)
Includes 1,874 shares beneficially owned by Mr. Laverty through the ESOP, rounded to the nearest whole share.

(8)
Includes 433 shares owned outright.

(9)
Includes 433 shares owned outright and 2,000 shares beneficially owned by Mr. Maloof through an IRA.

(10)
Includes 1,500 shares held in a revocable living trust with voting and investment power shared by Mr. Merrell and his wife.

(11)
Includes 3,720 shares owned outright and 7,147 shares beneficially owned by Mr. Simmons through the ESOP, rounded to the nearest whole share.

(12)
Includes shares held in Farmer Equities and various family trusts of which Ms. Waite (or a trust of which she is the sole trustee) is a general partner or the sole trustee, co-trustee, beneficiary and/or settlor. In addition to the shares of restricted stock shown in footnote (2), Ms. Waite is the indirect beneficial owner of: (i) 21,820 shares of Common Stock held in a revocable living trust of which she is the sole trustee, beneficiary and settlor (the "Waite Trust"), and over which she has sole voting and dispositive power; (ii) 2,617,530 shares of Common Stock as sole trustee of the Waite Trust which is a general partner of Farmer Equities, and over which she has shared voting and dispositive power with trusts for the benefit of Jeanne Farmer Grossman and Richard F. Farmer; and (iii) 3,695,162 shares of Common Stock as successor co-trustee of various family trusts, for the benefit of herself and family members, and over which she has shared voting and dispositive power with Jeanne Farmer Grossman and/or Richard F. Farmer. Ms. Waite disclaims beneficial ownership of 14,474 shares held in a trust for the benefit of her nephews.

(13)
Includes 807 shares beneficially owned by Mr. Webb through the ESOP, rounded to the nearest whole share.

CORPORATE GOVERNANCE

Board Independence

        At least annually, the Board reviews the independence of each non-employee director and affirmatively determines whether each director qualifies as independent. The Board believes that the interests of the stockholders are best served by having a number of objective, independent representatives on the Board. For this purpose, a director will be considered to be "independent" only if the Board affirmatively determines that the director as no relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        In making its independence determinations, the Board reviewed transactions and relationships between each director and nominee, or any member of his or her immediate family, and us or one of our subsidiaries based on information provided by the director, our records and publicly available information. The Board determined that the following directors and nominees are independent under the NASDAQ listing standards and the requirements of the SEC (the relationships and transactions reviewed by the Board in making such determinations are set forth in the footnotes below):

Director	Status
Jeanne Farmer Grossman	Independent(1)
Martin A. Lynch	Independent(2)
Thomas A. Maloof	Independent
James J. McGarry	Independent(3)
John H. Merrell	Independent(2)
Carol Farmer Waite	Independent(4)

(1)
Ms. Grossman is the sister of Carol Farmer Waite, a current director, and the sister of the late Roy E. Farmer and daughter of the late Roy F. Farmer, both of whom were executive officers of the Company more than three years ago. The Board considered these relationships and determined that such relationships do not interfere with Ms. Grossman's exercise of independent judgment in carrying out her responsibilities as a director should she be elected.

(2)
The Board considered the membership of Messrs. Lynch and Merrell on the Company's ESOP Administrative Committee, and determined that such relationship does not interfere with their exercise of independent judgment in carrying out their responsibilities as directors.

(3)
Mr. McGarry is a partner in the law firm of McGarry & Laufenberg. During the last three fiscal years, McGarry & Laufenberg billed legal fees and costs to Liberty Mutual Insurance Company, the Company's insurance carrier, in connection with various matters relating to the Company. All such legal fees and costs were paid directly by Liberty Mutual. The foregoing amounts did not exceed the greater of 5% of McGarry & Laufenberg's gross revenues or $200,000 during the applicable fiscal year. The Board considered these relationships and transactions and determined that such relationships and transactions do not interfere with Mr. McGarry's exercise of independent judgment in carrying out his responsibilities as a director.

(4)
Ms. Waite is the sister of the late Roy E. Farmer and the daughter of the late Roy F. Farmer, both of whom were executive officers of the Company more than three years ago. Ms. Waite's son is a non-executive employee of the Company acting as Director of Green Coffee. Mr. Waite's fiscal 2009 compensation was less than the threshold amount that would require disclosure as a related person transaction, however Mr. Waite's proposed fiscal 2010 compensation is expected to exceed such amount and is described below under the heading "Certain Relationships and Related Person Transactions." The Board considered these relationships and transactions and determined that such relationships and transactions do not interfere with Ms. Waite's exercise of independent judgment in carrying out her responsibilities as a director. Ms. Waite intends to serve out the remainder of her term as a Class III director through the Annual Meeting.

 Board Meetings and Attendance

        The Board held seven meetings during fiscal 2009, including four regularly scheduled and three special meetings. During fiscal 2009, each director attended at least 75% of the total number of meetings of the Board of Directors (held during the period for which he or she served as a director) and committees of the Board on which he or she served (during the periods that he or she served). Although it is customary for all Board members to attend, the Company has no formal policy in place with regard to Board members' attendance at the Company's annual meeting of stockholders. All directors who were then serving were present at the 2008 Annual Meeting of Stockholders held on December 11, 2008.

        The independent members of the Board met in executive session without management three times in fiscal 2009. Each independent director attended at least 75% of the total number of executive sessions (held during the period for which he or she served as a director) during fiscal 2009.

Charters; Code of Conduct and Ethics

        The Board maintains charters for each of its standing committees, which include the Audit Committee, Compensation Committee and Nominating Committee. In addition, the Board has adopted a written Code of Conduct and Ethics for all employees, officers and directors. Current committee charters and the Code of Conduct and Ethics are available on the Company's website at www.farmerbros.com.

Board Committees

        The Board maintains the following committees to assist it in discharging its oversight responsibilities:

  Audit Committee

        The Audit Committee is a standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee's principal purposes are to oversee the accounting and financial reporting processes of the Company and the audit of the Company's financial statements. The Committee's responsibilities include assisting the Board in overseeing: (i) the integrity of the Company's financial statements; (ii) the independent auditor's qualifications and independence; (iii) the performance of the Company's independent auditor; (iv) the Company's compliance with legal and regulatory requirements in connection with related person transactions; and (v) the Company's system of disclosure controls and system of internal financial, accounting and legal compliance controls. The Audit Committee carries out its responsibilities in accordance with the terms of its charter.

        During fiscal 2009, the Audit Committee met five times. John H. Merrell serves as Chairman, and Martin A. Lynch and Thomas A. Maloof serve as members of the Audit Committee. All members of the Audit Committee meet the NASDAQ composition requirements, including the requirements regarding financial literacy and financial sophistication, and the Board has determined that each member is independent under the NASDAQ listing standards and the rules of the SEC regarding audit committee membership. The Board has determined that at least one member of the Audit Committee is an "audit committee financial expert" as defined in Item 407(d) of Regulation S-K under the Exchange Act. That person is John H. Merrell, the Audit Committee Chairman.

  Compensation Committee

  Overview

        The Compensation Committee is a standing committee of the Board. The Compensation Committee's principal purposes are to discharge the Board's responsibilities related to compensation of the Company's executive officers and administer the Company's incentive compensation plan for executive officers and the Company's equity compensation plan. The Compensation Committee also is responsible for evaluating and making recommendations to the Board regarding director compensation.

        During fiscal 2009, the Compensation Committee met six times. Thomas A. Maloof serves as Chairman, and James J. McGarry and John H. Merrell serve as members of the Compensation Committee. The Board has determined that all Compensation Committee members are independent under the NASDAQ listing standards and the requirements of the SEC.

  Executive Compensation

        The processes and procedures of the Compensation Committee for considering and determining compensation for our executive officers are as follows:

  •
  Cash compensation for our executive officers is generally determined annually in the first quarter of the fiscal year, with any adjustments to base compensation retroactive to the beginning of the applicable fiscal year. Equity compensation is generally determined on the date of the annual meeting of stockholders.

  •
  In making determinations regarding executive officer compensation, the Compensation Committee considers competitive market data among several other factors such as Company performance, individual executive performance, tenure, the importance of the role at the Company and pay levels among the Company's executives, as well as input and recommendations of the Chief Executive Officer with respect to compensation for those executive officers reporting directly to him. The Compensation Committee has typically followed these recommendations. In the case of the Chief Executive Officer, the Compensation Committee may also solicit input from the other disinterested Board members.

  •
  In 2009, the Compensation Committee retained Mercer to update its study conducted in 2007 with respect to the Company's compensation levels and mix relative to market benchmarks. The updated study in 2009 was based on a revised peer group and updated survey information reflecting the increase in size and scope of the Company's operations following the acquisition of the DSD coffee business from Sara Lee Corporation (the "DSD Acquisition"). Mercer reported directly to the Compensation Committee. Management interacted with the consultant to provide information or the perspective of management as requested by the consultant or Compensation Committee, and coordinated payment to the consultant out of the Board of Directors' budget.

  •
  The Compensation Committee believes that target total direct compensation (base compensation and annual and long-term incentive compensation) for Named Executive Officers should be established by reference to compensation levels for comparable positions in the Company's peer group and in published compensation surveys. Base compensation for Named Executive Officers is approved by the Compensation Committee or, upon recommendation of the Compensation Committee, submitted to the disinterested members of the Board for approval.

  •
  With respect to incentive compensation for our executive officers under the Farmer Bros. Co. 2005 Incentive Compensation Plan (the "Incentive Plan"), generally during the first quarter of each fiscal year, the Compensation Committee evaluates the executive officer's performance in light of the goals and objectives established for the prior year and determines the level of incentive compensation to be awarded to each executive officer. As part of the evaluation process, the Compensation Committee solicits comments from the Chief Executive Officer with respect to achievement of individual goals by those executive officers reporting to him. In the case of the Chief Executive Officer, the Compensation Committee may also solicit input from the other disinterested Board members. Additionally, the executive officers have an opportunity to provide input regarding their contributions to the Company's success and achievement of individual goals for the period being assessed. Incentive compensation for Named Executive Officers is approved by the Compensation Committee or, upon recommendation of the Compensation Committee, submitted to the disinterested members of the Board for approval. Following determination of incentive compensation awards for the prior fiscal year, the Compensation Committee establishes individual and corporate goals and objectives for each executive officer for the current fiscal year. Notwithstanding the foregoing, in light of the then pending DSD Acquisition, the Compensation Committee determined not to establish bonus targets under the Incentive Plan for fiscal 2009 during the first quarter of fiscal 2009. Instead, upon completion of the DSD Acquisition, the Compensation Committee determined that it was advisable to award discretionary bonuses to certain of the Company's executive officers outside the Incentive Plan for fiscal 2009 as further described in the "Compensation Discussion and Analysis" below.

  •
  The Compensation Committee has authority to delegate any of the functions described above to a subcommittee of its members. No delegation of this authority was made in fiscal 2009.

  •
  The Compensation Committee holds executive sessions (with no members of management present) at each of its regular meetings.

  •
  The Compensation Committee has the authority to make equity-based grants under the Omnibus Plan to eligible individuals for purposes of compensation, retention, promotion and commencement of employment. Proposed equity awards to all executive officers are discussed and presented to the entire Board prior to award by the Compensation Committee.

  Director Compensation

        In addition to considering and determining compensation for our executive officers, the Compensation Committee evaluates and makes recommendations to the Board regarding compensation for non-employee Board members. Any Board member who is also an employee of the Company does not receive separate compensation for service on the Board.

        The processes and procedures of the Compensation Committee for considering and determining director compensation are as follows:

  •
  The Compensation Committee has authority to evaluate and make recommendations to the Board regarding director compensation. The Compensation Committee conducts this evaluation periodically by reviewing our director compensation practices against the practices of an appropriate peer group and market survey information. Based on this evaluation, the Compensation Committee may determine to make recommendations to the Board regarding possible changes. The Compensation Committee has the authority to delegate any of these functions to a subcommittee of its members. No delegation of this authority was made in fiscal 2009.

  •
  The Compensation Committee has the authority to retain consultants to advise on director compensation matters. In 2007, the Compensation Committee retained Mercer to evaluate the Company's director compensation levels relative to market benchmarks. No compensation consultants were engaged to provide advice regarding director compensation in 2008 or 2009. No executive officer has any role in determining or recommending the form or amount of director compensation.

  •
  The full Board serves as administrator under the Omnibus Plan with respect to equity awards made to non-employee directors.

  Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is comprised of Thomas A. Maloof, James J. McGarry and John H. Merrell. No member of the Compensation Committee is an officer or former officer of the Company, was an employee of the Company during fiscal 2009, or has any relationship requiring disclosure by the Company as a related person transaction under SEC rules.

  Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 2009.

Compensation Committee
of the Board of Directors

Thomas A. Maloof, Chairman
James J. McGarry
John H. Merrell

  Nominating Committee

        The Nominating Committee is a standing committee of the Board. The Nominating Committee's principal purposes are to identify persons qualified to become Board members and to recommend to the Board individuals to be selected as director nominees for the next annual meeting of stockholders or for appointment to vacancies on the Board.

        During fiscal 2009, the Nominating Committee met once to nominate directors for election at the 2008 Annual Meeting of Stockholders. Martin A. Lynch, James J. McGarry, Thomas A. Maloof, John H. Merrell and Carol Farmer Waite serve as members of the Nominating Committee. Ms. Waite and Mr. McGarry joined the Nominating Committee on September 30, 2008. If Ms. Grossman is elected at the Annual Meeting, the Board intends to appoint her to the Nominating Committee. The Board has determined that all Nominating Committee members are independent under the NASDAQ listing standards.

        The Nominating Committee maintains, with the approval of the Board, guidelines for selecting nominees to serve on the Board and considering stockholder recommendations for nominees. The Nominating Committee believes that its slate of nominees should include: the Chief Executive Officer of the Company; one or more nominees with upper management experience with the Company, in the coffee industry, in a complementary industry or who have desired professional expertise; three nominees who are independent and have the requisite accounting or financial qualifications to serve on the Audit Committee; and at least three nominees who are independent and have executive compensation experience to serve on the Compensation Committee. All nominees should contribute substantially to the Board's oversight responsibilities. Additionally, the Nominating Committee believes that a member of the Farmer family, founding and substantial stockholders of the Company, or their representative should serve on the Board of Directors.

        For purposes of identifying nominees for the Board of Directors, the Nominating Committee relies on professional and personal contacts of the Board and senior management. Ms. Grossman was recommended as a Board nominee by Ms. Waite. The Nominating Committee will consider recommendations for director nominees from Company stockholders. Biographical information and contact information for proposed nominees should be sent to Farmer Bros. Co., 20333 South

Normandie Avenue, Torrance, California 90502, Attention: Secretary, subject to the notice provisions described below under the heading "Other Matters—Stockholder Proposals and Nominations." The Nominating Committee will evaluate candidates proposed by stockholders using the following criteria: Board needs (see discussion of slate of nominees above); relevant business experience; time availability; absence of conflicts of interest; and perceived ability to contribute to the Company's success.

Communication with the Board

        The Company's annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of the Board on appropriate matters. In addition, stockholders may communicate in writing with any particular director, any committee of the Board, or the directors as a group, by sending such written communication to the Secretary of the Company at the Company's principal executive office, 20333 South Normandie Avenue, Torrance, California 90502. Copies of written communications received at such address will be collected and organized by the Secretary and provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of the Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company's business, or communications that relate to improper or irrelevant topics. The Secretary or his designee may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Company employees or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning possible director nominees submitted by any of our stockholders will be forwarded to the members of the Nominating Committee.

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis describes our compensation, strategy, policies, programs and practices for our Named Executive Officers identified in the table below. Our Named Executive Officers consist of our Chief Executive Officer, our Chief Financial Officer, the three next most highly paid executive officers of the Company as determined under SEC rules, and, in the case of fiscal 2009, one additional executive officer who retired and was not serving as an executive officer of the Company at the end of the fiscal year.

Name	Title
Roger M. Laverty III	Chief Executive Officer and President
Drew H. Webb	Executive Vice President and Chief Operating Officer
John E. Simmons	Treasurer and Chief Financial Officer
Heidi L. Modaro	Vice President Sales and Operations, Coffee & Tea
Hortensia R. Gómez	Vice President & Controller
Michael J. King	Vice President, Sales

Compensation Committee

        Compensation of the Named Executive Officers is determined by the Compensation Committee, except that equity compensation determinations by the Compensation Committee are subject to Board review prior to approval. The Compensation Committee is comprised solely of independent directors and reports to the Board of Directors. Under its charter, pursuant to the powers delegated by the Board, the Compensation Committee has the sole authority to determine and approve compensation packages for our Chief Executive Officer and each of the other Named Executive Officers, subject to Board review prior to approval in the case of equity compensation awards. In exercising this authority, the Compensation Committee evaluates the performance of the Chief Executive Officer within the context of the overall performance of the Company. The information considered includes a summary of the Company's performance compared to annual measures, a listing of accomplishments in addition to the areas covered by these measures, and a listing and analysis of challenges or issues encountered during the year. The Compensation Committee also reviews and discusses the Chief Executive Officer's assessment of the performance of our other Named Executive Officers.

Compensation Committee Consultants

        The Compensation Committee has the authority to retain the services of outside consultants to assist it in performing its responsibilities. In 2009, the Compensation Committee retained Mercer to update its study conducted in 2007 with respect to the Company's compensation levels and mix relative to market benchmarks. The updated study in 2009 was based on a revised peer group reflecting the increase in size and scope of the Company's operations following the DSD Acquisition. Mercer provided data on the compensation and relative performance of the revised peer group, made presentations on matters affecting compensation, provided opinions on the degree to which the Company's compensation arrangements are consistent with market practices and Company objectives, and recommended compensation program designs. In performing its review, Mercer used data provided by Company employees in addition to its own data, and reviewed the data and discussed the resulting recommendations with management and the Compensation Committee.

Management's Role in Establishing Compensation

        There are no material differences in how the compensation policies or decisions are determined with respect to the Named Executive Officers, except that the compensation of the Named Executive Officers other than the Chief Executive Officer is determined by the Compensation Committee taking into account the input and recommendations of the Chief Executive Officer with respect to compensation for those executive officers reporting to him. In the case of the Chief Executive Officer, the Compensation Committee may also solicit input from other disinterested Board members. No executive officer has any role in approving his or her own compensation, and the Chief Executive Officer is not present during the portion of the meeting at which the Compensation Committee considers his compensation. The Chief Executive Officer routinely attends the meetings of the Compensation Committee. Other members of the Company's management may attend Compensation Committee meetings for the purpose of making presentations at the invitation of the Compensation Committee.

Peer Group Market Information

        The Compensation Committee compares the pay levels and programs for the Company's executive officers to compensation information from a relevant peer group as well as information from published survey sources. The Compensation Committee uses this comparative data as a reference in its review and determination of executive compensation.

        Compensation decisions between fiscal 2007 and fiscal 2009 were based in part on Mercer's study conducted in 2007. That study was based on published survey data for similarly sized companies as well as the following seventeen-company peer group, which was developed based on industry, annual revenue and business characteristics that were similar to those of the Company at the time of the study:

• Bridgford Foods Corporation	• Green Mountain Coffee, Inc.
• Calavo Growers, Inc.	• J & J Snack Foods Corp.
• Cal-Maine Foods, Inc.	• Monterey Gourmet Foods, Inc.
• Caribou Coffee Company, Inc.	• Overhill Farms, Inc.
• Coffee Holding Co., Inc.	• Peet's Coffee & Tea, Inc.
• Cuisine Solutions, Inc.	• Reddy Ice Holdings, Inc.
• Diamond Foods, Inc.	• John B. Sanfilippo & Son, Inc.
• Diedrich Coffee, Inc.	• Vita Food Products, Inc.
• Golden Enterprises, Inc.

        In 2009, the members of the peer group were adjusted in light of the Company's size and operations following the DSD Acquisition. Mercer selected the following fourteen-company peer group (the "2009 Peer Group") using a similar screening process to that used for the 2007 peer group, including the consideration of industry, annual revenue and business characteristics:

• B&G Foods, Inc.	• Imperial Sugar Company
• Calavo Growers, Inc.	• J & J Snack Foods Corp.
• Cal-Maine Foods, Inc.	• Lance, Inc.
• Caribou Coffee Company, Inc.	• Overhill Farms, Inc.
• Diamond Foods, Inc.	• Peet's Coffee & Tea, Inc.
• Green Mountain Coffee Roasters, Inc.	• Reddy Ice Holdings, Inc.
• Hansen Natural Corporation	• John B. Sanfilippo & Son, Inc.

        The Compensation Committee used data based on the 2009 Peer Group and the published surveys in evaluating fiscal 2010 executive officer compensation. The 2009 Peer Group is considered appropriate by the Compensation Committee because it represents a meaningful sample of comparable companies in terms of industry, annual revenue and business characteristics following the DSD Acquisition. Mercer combines data from the above peer companies with data from published survey sources to establish the market reference information. The survey data is derived from manufacturing companies with comparable revenue size.

Compensation Philosophy and Objectives

        The elements of the Company's executive compensation program and the purpose of each element are outlined below.

Compensation Element	Purpose
Base Salary	Attract and retain top talent and compensate for day-to-day job responsibilities performed at an acceptable level
Incentive Cash Bonus	Reward achievement of annual financial objectives as well as near term strategic objectives that will lead to the future success of the Company's business
Long-Term Incentives

Create a direct alignment with stockholder objectives, provide a focus on long-term value creation and potentially multi-year financial objectives, retain critical talent over extended timeframes, and enable key employees to share in value creation

ESOP Allocation	Enhance ownership interest and alignment with stockholders
Welfare Benefits	Provide competitive welfare benefits generally consistent with those provided to all employees
Perquisites	Provide limited perquisites to facilitate the operation of the Company's business and assist the Company in recruiting and retaining key executives

        In structuring compensation, the Compensation Committee strives to balance elements and levels that attract and retain superior talent with forms of compensation that are performance-based and/or aligned with stock performance, and as a result, stockholder interests. A significant percentage of executive officer compensation is expected to be in the form of short and long-term incentives, with the incentives weighted more heavily towards long-term or equity incentive compensation. The weighting towards long-term incentives is intended to better promote alignment with long-term stockholder interests.

        Actual total direct compensation for each Named Executive Officer will be determined by the Compensation Committee based on the foregoing philosophy, appropriately adjusted to reflect the performance of the executive over time (as reflected in the participant's goals under the Incentive Plan), as well as the Company's annual performance (as reflected in the financial performance goals established under the Incentive Plan), and the Company's long-term performance (as reflected by stock appreciation for equity-based awards granted under the Omnibus Plan).

        The Compensation Committee intends to set target total direct compensation (base salary, annual incentives and long-term incentives) for the Named Executive Officers by reference to median compensation levels for comparable market reference points. Based on the 2009 market study, fiscal 2010 compensation levels for the Company's Named Executive Officers generally remain below these median levels. Over time, the Compensation Committee intends to make adjustments in compensation to achieve the desired competitive positioning.

        We believe that our executive officer compensation practices and programs do not encourage our executives to take unnecessary or excessive risks in order to achieve successful levels of performance.

Base Salary

  Fiscal 2009

        Consistent with the compensation philosophy and objectives described above, the Compensation Committee set fiscal 2009 base salaries for the Company's executive officers, as follows:

Name	Title	Base Salary
Roger M. Laverty III	Chief Executive Officer and President	$390,000
Drew H. Webb	Executive Vice President and Chief Operating Officer	$314,000
John E. Simmons	Treasurer and Chief Financial Officer	$299,000
Heidi L. Modaro	Vice President Sales and Operations, Coffee & Tea	$250,000
Hortensia R. Gómez	Vice President & Controller	$180,000
Michael J. King	Vice President, Sales	$299,000

        Base salaries for Messrs. Laverty, Webb, Simmons and King reflected a 4% cost of living adjustment over fiscal 2008 salary levels, prorated, in the case of Mr. Webb, based on his tenure with the Company. Mr. King retired from the Company on March 2, 2009 and continued to consult on special projects pursuant to the terms of a Consulting Agreement described below under the heading "Executive Compensation—Employment Agreements and Arrangements." His annual base salary was prorated through the effective date of his retirement.

        Effective March 1, 2009, the Company hired Heidi L. Modaro as Vice President Sales and Operations, Coffee & Tea. Prior to joining the Company, Ms. Modaro was VP of Sales and Operations of Sara Lee Corporation's North America Coffee and Tea DSD division. Pursuant to her Employment Agreement described below under the heading "Executive Compensation—Employment Agreements and Arrangements," Ms. Modaro's fiscal 2009 annual base salary was $250,000, prorated from her start date. Additionally, during fiscal 2009, the Company promoted Hortensia R. Gómez to the position of Vice President & Controller. In connection with her promotion, Ms. Gómez's annual base salary for fiscal 2009 was set at $180,000 effective as of March 17, 2009.

  Fiscal 2010

        Based on the benchmarking comparisons provided by Mercer in their 2009 study, the Compensation Committee set fiscal 2010 base salaries for the Company's executive officers, as follows:

Name	Title	Base Salary
Roger M. Laverty III	Chief Executive Officer and President	$425,000
Drew H. Webb	Executive Vice President and Chief Operating Officer	$314,000
John E. Simmons	Treasurer and Chief Financial Officer	$299,000
Heidi L. Modaro	Vice President Sales and Operations, Coffee & Tea	$250,000
Hortensia R. Gómez	Vice President & Controller	$180,000

        Based on Mercer's 2009 study, executive officer base salaries were near the 2009 Peer Group median, with the exception of the Chief Executive Officer's base salary, which was below the 25th percentile. As a result, the Compensation Committee increased Mr. Laverty's base salary by $35,000, or approximately 9%. The purpose of the salary adjustment was to recognize Mr. Laverty's increased responsibilities since the DSD Acquisition, his continuing performance as CEO, and the significant gap between Mr. Laverty's base salary and the 2009 market reference median.

Incentive Cash Bonus

        Under the Incentive Plan, at the beginning of each fiscal year, the Compensation Committee, as administrator, determines who will participate in the Incentive Plan, establishes a target bonus for each participant, and establishes both Company financial performance criteria and individual participant goals for the ensuing year. At year-end, bonuses are awarded based on the level of achievement of Company financial performance criteria and a participant's original goals. The Compensation Committee has discretion to increase, decrease or entirely eliminate the bonus amount derived from the Incentive Plan's formula. The maximum amount that can be awarded under the Incentive Plan is within the discretion of the Compensation Committee. The Company has a clawback policy that requires the Board to consider recapturing past bonuses and other incentive and equity compensation awarded to executive officers, including our Named Executive Officers, if it is subsequently determined that the amounts of such compensation were determined based on financial results that are later restated.

  Fiscal 2009 Bonuses

        In light of the then pending DSD Acquisition, the Compensation Committee determined not to establish bonus targets under the Incentive Plan for fiscal 2009 during the first quarter of fiscal 2009. Instead, upon completion of the DSD Acquisition, the Compensation Committee determined that it was advisable to award discretionary bonuses to the Company's executive officers outside the Incentive Plan for fiscal 2009 in recognition of their efforts in the successful consummation of the DSD Acquisition and related integration efforts, and their respective contributions to the Company's fiscal 2009 organic growth after taking into account certain non-recurring expenses associated with the DSD Acquisition and the relocation of the Company's specialty coffee operations to a new facility in Portland, Oregon.

        Based on the foregoing, the Compensation Committee awarded discretionary fiscal 2009 bonuses, as follows:

Name	Title	Bonus	Percent of Fiscal 2009 Actual Salary
Roger M. Laverty III	Chief Executive Officer and President	$234,000	60%
Drew H. Webb	Executive Vice President and Chief Operating Officer	$140,000	45%
John E. Simmons	Treasurer and Chief Financial Officer	$135,000	45%
Heidi L. Modaro	Vice President Sales and Operations, Coffee & Tea	$30,000	39%
Hortensia R. Gómez	Vice President & Controller	$40,000	24%

        Due to his retirement in fiscal 2009, Mr. King did not receive a bonus.

        Total executive officer bonus awards paid by the Company for fiscal 2009 were $579,000 for five persons, as compared to $433,000 for fiscal 2008 for four persons.

  Fiscal 2010 Target Bonuses

        In their 2009 study, Mercer concluded that the Named Executive Officers' target incentive compensation awards, as a percentage of base salary, were below the median of the market reference information described above. Additionally, when target bonuses are combined with fiscal 2009 base salaries, the total cash compensation is below the 2009 market reference points for all of the Company's Named Executive Officers. Based on the increased responsibility since the DSD Acquisition and the Compensation Committee's desire to achieve a median market positioning over time, the Compensation Committee established target incentive compensation awards as a percentage of base salary as indicated in the table below. The target incentive percentages result in target bonus dollar amounts, which are also summarized in the table below.

Name	Title	Target Bonus	Percent of Fiscal 2010 Base Salary
Roger M. Laverty III	Chief Executive Officer and President	$318,750	75%
Drew H. Webb	Executive Vice President and Chief Operating Officer	$172,700	55%
John E. Simmons	Treasurer and Chief Financial Officer	$164,450	55%
Heidi L. Modaro	Vice President Sales and Operations, Coffee & Tea	$112,500	45%
Hortensia R. Gómez	Vice President & Controller	$45,000	25%

        When combined with fiscal 2010 base salaries, the foregoing target awards result in total cash compensation generally between the 25th percentile and median of the 2009 market reference information for the Named Executive Officers, with the exception of Mr. Laverty, whose total cash compensation remains below the 25th percentile of the 2009 Peer Group. It is the Compensation Committee's intent to achieve median target cash compensation positioning over time, however the Compensation Committee took other factors into consideration in establishing the current pay levels, including the amount of the increase in target cash compensation over the prior year, the performance of the executive, the performance of the Company, and the pay levels among the senior executive team. The corporate and individual target levels for fiscal 2010 are expected to be established during the second quarter of fiscal 2010. The Compensation Committee believes that the target levels of corporate and individual performance in any given year should not be easily achievable, and typically would not be achieved all of the time.

Long-Term Incentives

        On December 6, 2007 at the 2007 Annual Meeting of Stockholders, the stockholders of the Company approved the Omnibus Plan. The Omnibus Plan provides for the grant or issuance of long-term incentive awards including stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, performance-based awards, stock payments, cash-based awards or other incentives payable in cash or shares of stock, or any combination thereof. Each award is set forth in a separate agreement with the person receiving the award and indicates the type, terms and conditions of the award. The total number of shares available for issuance under the Omnibus Plan is 1,000,000, and no individual may be granted awards representing more than 250,000 shares in any calendar year, in each case, subject to adjustment as provided in the Omnibus Plan.

        The Omnibus Plan is administered by the Compensation Committee. Subject to the terms and conditions of the Omnibus Plan, the Compensation Committee has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration of the Omnibus Plan. Grants to executive officers are subject to Board review prior to approval. The Compensation Committee is also authorized to adopt, establish or revise rules relating to administration of the Omnibus Plan. The full Board administers the Omnibus Plan with respect to awards to non-employee directors.

        Awards under the Omnibus Plan may be granted to individuals who are then Company officers or employees or are officers or employees of any of the Company's subsidiaries. Such awards, other than performance-based awards, may also be granted to the Company's directors and consultants. Only employees may be granted incentive stock options.

        Based on Mercer's recommendations, the Company generally expects to make annual long-term incentive awards under the Omnibus Plan to the Named Executive Officers consisting of stock options and restricted stock, with the number of shares underlying the stock options and shares of restricted stock determined based on the closing price of the Common Stock on the date of grant. Stock options are rights to purchase Common Stock at a pre-determined price (the closing price of the Common Stock on the date of grant), after the stock options have vested. Stock options are designed to create incentives for executives by providing them with an opportunity to share, along with stockholders, in the long-term performance of the Common Stock. The stock options are expected to have a seven-year term and generally vest ratably over three to five years. The Compensation Committee believes a seven-year option term provides a reasonable time frame within which the executive's contributions to corporate performance can align with stock appreciation. In addition, as compared with a ten-year option term typical at other companies, a seven-year option term allows the Company to more effectively manage the number of unexercised options that are outstanding. Restricted stock are shares that are subject to certain forfeiture restrictions. Restricted stock is designed as a retention device and to directly align the interests of the recipient and the Company's stockholders. The restricted stock is expected generally to vest at the end of three to five years, and will be priced at the closing price of the Common Stock on the date of grant.

        In making long-term incentive awards, the general intent is to have a majority of the award be performance based and a minority of the award be retention based. In the case of awards made to Named Executive Officers during fiscal 2008 and 2009, generally two-thirds of the value of each award consisted of stock options and one-third of the value of each award consisted of restricted stock. The Compensation Committee considers options to be an appropriate performance based vehicle given that the stock options have no value unless the stock increases above the price on the date of grant and that in general the Company's stock price should be a good measure of the Company's strategic and financial success.

        On December 11, 2008, the Compensation Committee, in accordance with the provisions of the Omnibus Plan, made the following grants of non-qualified stock options and restricted stock:

Name	Title	Shares of Common Stock Issuable Upon Exercise of Options	Shares of Restricted Stock
Roger M. Laverty III	Chief Executive Officer and President	40,000	6,600
Drew H. Webb	Executive Vice President and Chief Operating Officer	9,000	1,500
John E. Simmons	Treasurer and Chief Financial Officer	9,000	1,500
Hortensia R. Gómez	Vice President & Controller	3,000	300
Michael J. King	Vice President, Sales	9,000	1,500

        The stock options have an exercise price equal to $21.76 per share, which was the closing price of the Common Stock as reported on NASDAQ on the date of grant. The stock options have a seven-year term expiring on December 11, 2015 and vest in one-third increments on each anniversary of the date of grant. The shares of restricted stock vest on December 11, 2011. In connection with his retirement on March 2, 2009, Mr. King forfeited a total of 1,500 shares of restricted stock and 15,000 shares exercisable upon the vesting of options, including the shares and options shown in the table above.

        On May 28, 2009, the Compensation Committee granted stock options exercisable for 7,000 shares of Common Stock and 700 shares of restricted stock to Heidi L. Modaro in connection with her initial hire. The stock options have an exercise price equal to $22.07 per share, which was the closing price of the Common Stock as reported on NASDAQ on the date of grant. The stock options have a seven-year term expiring on May 28, 2016 and vest in one-third increments on each anniversary of the date of grant. The shares of restricted stock vest on May 28, 2012.

ESOP Allocation

        In 2000, the Company adopted the ESOP. ESOP assets are allocated in accordance with a formula based on participant compensation. In order to participate in the ESOP, a participant must complete at least one thousand hours of service to the Company within twelve consecutive months. A participant's interest in the ESOP becomes one hundred percent vested after five years of service to the Company. Benefits are distributed from the ESOP at such time as a participant retires, dies or terminates service with the Company in accordance with the terms and conditions of the ESOP. Benefits may be distributed in cash or in shares of Common Stock. No participant contributions are allowed to be made to the ESOP.

        Company contributions to the ESOP may be in the form of Common Stock or cash. Alternatively, the ESOP can borrow money from the Company or an outside lender and use the proceeds to purchase Common Stock. Shares acquired with loan proceeds are held in a suspense account and are released from the suspense account as the loan is repaid. The loan is repaid from the Company's annual contribution to the ESOP. The shares of Common Stock that are released are then allocated to participants' accounts in the same manner as if they had been contributed to the ESOP by the Company. The allocation of ESOP assets is determined by a formula based on participant compensation during the calendar year. The ESOP is intended to satisfy applicable requirements of the Internal Revenue Code of 1986, as amended (the "Code"), and the Employee Retirement and Income Security Act of 1974. As of October 22, 2009, the ESOP owned of record 2,964,512 shares of Common Stock, including 1,488,725 allocated shares and 1,475,788 shares as yet unallocated to plan participants. An unaffiliated bank is trustee of the ESOP. The present members of the ESOP Administrative Committee are Roger M. Laverty III, Martin A. Lynch and John H. Merrell.

        The Named Executive Officers participate in the ESOP in the same manner as all other participants. In calendar 2009, the Company's Named Executive Officers received the following ESOP allocations based on compensation earned during calendar 2008:

Name	Title	ESOP Allocation (# of shares)
Roger M. Laverty III	Chief Executive Officer and President	828
Drew H. Webb	Executive Vice President and Chief Operating Officer	807
John E. Simmons	Treasurer and Chief Financial Officer	933
Heidi L. Modaro	Vice President Sales and Operations, Coffee & Tea	—
Hortensia R. Gómez	Vice President & Controller	627
Michael J. King	Vice President, Sales	926

Welfare Benefits

        The welfare benefits received by employee executive officers are the same as received by other employees, including medical, dental, life, disability and accident insurance. The Company also offers a supplemental disability plan to higher income staff members, including the Named Executive Officers, which allows them to buy an additional amount of disability coverage at their own expense. Employee executive officers are eligible on the same basis as other employees for participation in a pension plan, a 401(k) plan and the ESOP. The Company does not contribute or match any participant contributions under the 401(k) plan. The value of the employee executive officer's 401(k) plan balances depends solely on the performance of investment alternatives selected by the employee executive officer from among the alternatives offered to all participants. All investment options in the 401(k) plan are market-based, meaning there are no "above-market" or guaranteed rates of return. Upon retirement, employee executive officers receive benefits, such as a pension and retiree life and medical insurance benefits, under the same terms as other retirees.

Perquisites

        Perquisites are limited at the Company; however we believe that offering our Named Executive Officers certain perquisites facilitates the operation of our business, allows Named Executive Officers to better focus their time, attention and capabilities on our business, and assists the Company in recruiting and retaining key executives. We also believe that the perquisites offered to our Named Executive Officers are generally consistent with practices among companies in our relevant industry.

        The perquisites available only to employee executive officers are: (i) benefits under an executive life insurance plan; (ii) in the case of certain employee executive officers, use of a Company-owned automobile; and (iii) in the case of one executive officer, tuition reimbursement benefits, coaching and payment of disability premiums. Term life insurance premiums paid by the Company under the Company's executive life insurance plan are shown in the Summary Compensation Table below under the heading "All Other Compensation." During fiscal 2009, we provided Messrs. Laverty, Webb and King with automobiles owned by the Company and paid the associated maintenance and operating costs. The aggregate incremental cost associated with personal use of these automobiles is shown in the Summary Compensation Table below under the heading "All Other Compensation." Additionally, during fiscal 2009, we paid Mr. Webb $46,706 in temporary housing assistance shown in the Summary Compensation Table below under the heading "All Other Compensation." Pursuant to the terms of her Employment Agreement, Ms. Modaro received a signing bonus of $50,000 shown in the Summary Compensation Table below under the heading "All Other Compensation."

        It is the Company's intention to continually assess business needs and evolving practices to ensure that perquisite offerings are competitive and reasonable.

Change in Control and Termination Arrangements

  Change in Control Severance Agreements; Employment Agreements

        As part of its compensation program the Company has entered into agreements with each of its Named Executive Officers (other than Ms. Gómez) pursuant to which they will be entitled to receive severance benefits upon the occurrence of certain enumerated events in connection with a change in control or threatened change in control. The events that trigger payment are generally those related to (i) termination of employment other than for cause, disability or death, or (ii) resignation for good reason. The Company believes that this structure will help: (i) assure the executives' full attention and dedication to the Company, free from distractions caused by personal uncertainties and risks related to a pending or threatened change in control, (ii) assure the executives' objectivity for stockholders' interests, (iii) assure the executives of fair treatment in case of involuntary termination following a change in control or in connection with a threatened change in control, and (iv) attract and retain key talent during uncertain times. A more detailed description of the severance benefits to which the Named Executive Officers are entitled in connection with a change in control or threatened change in control is set forth below under the heading "Executive Compensation—Change in Control and Termination Arrangements." Upon his retirement on March 2, 2009, the Change in Control Severance Agreement with Mr. King was automatically terminated.

        Pursuant to the terms of their Employment Agreements, Mr. Laverty, Mr. Webb and Ms. Modaro are entitled to receive certain benefits upon their termination without cause or resignation with good reason. The Company believes such benefits were necessary to attract and retain these executive officers with demonstrated leadership abilities and to secure the services of these executive officers at agreed upon terms. A more detailed description of the benefits to which these officers are entitled in connection with their termination is set forth below under the heading "Executive Compensation—Change in Control and Termination Arrangements."

  Equity Awards

        Under the terms of the stock option and restricted stock awards, in the event of death or disability a prorata portion (determined based on the actual number of service days during the vesting period divided by the total number of days during the vesting period) of any unvested stock options and restricted stock will be deemed to have vested immediately prior to the date of death or disability and, in the case of the restricted stock, will no longer be subject to forfeiture. Additionally, under the Omnibus Plan, the plan administrator has discretionary authority regarding accelerated vesting upon termination other than by reason of death or disability, or in connection with a change in control.

Policies Relating to Our Common Stock

  Stock Ownership Guidelines

        The Board has adopted Stock Ownership Guidelines to further align the interests of the Company's executive officers and non-employee directors with the interests of the Company's stockholders. Under these guidelines, executive officers are expected to own and hold a number of shares of Common Stock based on the following guidelines:

Officer	Value of Shares Owned
Chief Executive Officer	$450,000
Other Executive Officers	$100,000 - $250,000, as determined by the Board in its discretion

        Non-employee directors are expected to own and hold during their service as a Board member a number of shares of Common Stock with a value equal to at least three (3) times the amount of the non-employee director annual stock-based award, as the same may be adjusted from time to time, under the Omnibus Plan.

        Stock that counts toward satisfaction of these guidelines includes: (i) shares of Common Stock owned outright by the officer or non-employee director and his or her immediate family members who share the same household, whether held individually or jointly; (ii) restricted stock or restricted stock units (whether or not the restrictions have lapsed); (iii) ESOP shares; and (iv) shares of Common Stock held in trust for the benefit of the officer or non-employee director or his or her family.

        Until the applicable guideline is achieved, each officer and non-employee director is required to retain all "profit shares," which are those shares remaining after payment of taxes on earned equity awards under the Omnibus Plan, such as shares granted pursuant to the exercise of vested options and restricted stock that has vested. Officers and non-employee directors are expected to continuously own sufficient shares to meet these guidelines once attained.

        The guidelines may be waived at the discretion of the Board if compliance would create severe hardship or prevent an officer or non-employee director from complying with a court order. It is expected that these instances will be rare.

  Insider Trading Policy

        Our insider trading policy prohibits all employees, officers, directors, consultants and other associates of the Company and certain of their family members from, among other things, purchasing or selling any type of security, whether the issuer of that security is the Company or any other company, while aware of material, non-public information relating to the issuer of the security or from providing such material, non-public information to any person who may trade while aware of such information. The insider trading policy also prohibits employees from engaging in short sales with respect to our securities, purchasing or pledging Company stock on margin and entering into derivative or similar transactions (i.e., puts, calls, options, forward contracts, collars, swaps or exchange agreements) with respect to our securities. We also have procedures that require trades by certain insiders, including our directors and executive officers, to be pre-cleared by appropriate Company personnel. Additionally, such insiders are prohibited from conducting transactions involving the purchase or sale of the Company's securities from 12:01 a.m. New York City time on the 15th calendar day before the end of each of the Company's four fiscal quarters (including fiscal year end) through 11:59 p.m. New York City time on the second business day following the date of the public release containing the Company's quarterly (including annual) results of operations.

Tax Deductibility Under Section 162(m) of the Internal Revenue Code

        Section 162(m) of the Code places a $1 million limit on the amount of compensation the Company may deduct for tax purposes in any year with respect to each of the Named Executive Officers, except that performance-based compensation that meets applicable requirements is excluded from the $1 million limit. The Company's executive compensation program is designed to maximize the deductibility of compensation. However, when warranted due to competitive or other factors, the Compensation Committee may decide in certain circumstances to exceed the deductibility limit under Section 162(m) or to otherwise pay non-deductible compensation. There were no such circumstances in fiscal 2009.

Section 409A of the Internal Revenue Code

        Section 409A of the Code requires programs that allow executives to defer a portion of their current income to meet certain requirements regarding risk of forfeiture and election and distribution timing (among other considerations). Section 409A of the Code requires that "nonqualified deferred compensation" be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefit plans and arrangements for all of our employees and other service providers, including the Named Executive Officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code. With respect to our compensation and benefit plans that are subject to Section 409A of the Code, in accordance with Section 409A of the Code and regulatory guidance issued by the Internal Revenue Service, we are currently operating such plans in compliance with Section 409A of the Code based upon our good faith, reasonable interpretation of the statute and the Internal Revenue Service's regulatory guidance. Pursuant to that regulatory guidance, we have amended our plans and arrangements to either make them exempt from or have them comply with Section 409A.

Accounting Standards

        Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment" ("FAS 123(R)"), requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options and restricted stock under the Omnibus Plan are accounted for under FAS 123(R). The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity award program. As accounting standards change, the Company may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

EXECUTIVE OFFICERS

Name	Age	Position Last Five Years
Roger M. Laverty III	62

Chief Executive Officer since December 6, 2007; President since July 24, 2006; Chief Operating Officer from July 24, 2006 to December 6, 2007. Previously President and Chief Executive Officer of Diedrich Coffee, Inc., a specialty coffee roaster, wholesaler and retailer, from 2003 to December 2005.

John E. Simmons	58	Treasurer and Chief Financial Officer.
Drew H. Webb	62

Executive Vice President and Chief Operating Officer since March 3, 2008. Consultant to the Company from January 3, 2008 through March 2, 2008. Previously a principal and Chief Executive Officer of DH Webb & Company, an M&A strategic advisory firm, from 1999 to 2008.

Heidi L. Modaro	42

Vice President Sales and Operations, Coffee & Tea since March 1, 2009. Previously VP of Sales & Operations of Sara Lee Corporation's North America Coffee and Tea DSD division from August 2006 through February 28, 2009; VP of Sales of Sara Lee Corporation's Coffee & Tea Direct division from August 2005 to August 2006; and Sr. Director of Sales of New England Ice Cream Corp., a privately-held food company, from April 2001 to March 2005.

Hortensia R. Gómez	52	Vice President since March 17, 2009. Controller since January 2006. Previously Chief Financial Officer of Barco Uniforms, Inc., a professional apparel company, from 1992 to 2005.
Michael J. King	64	Vice President, Sales from August 2004 through March 1, 2009; National Sales Manager from July 1994 through July 2004. Retired on March 2, 2009.
John M. Anglin(1)	62

Secretary since 2003 and Partner in the law firm of Anglin, Flewelling, Rasmussen, Campbell & Trytten LLP, Pasadena, California since 2002. Previously Partner in the law firm of Walker, Wright, Tyler and Ward, LLP, Los Angeles, California.

(1)
Anglin, Flewelling, Rasmussen, Campbell & Trytten LLP ("AFRCT") provided legal services to the Company in fiscal 2009 as discussed below under the heading "Certain Relationships and Related Person Transactions." We expect to continue to engage AFRCT to perform legal services in fiscal 2010.

        All officers are elected annually by the Board of Directors and serve at the pleasure of the Board. There are no family relationships between any director or executive officer of the Company, other than Ms. Waite and Ms. Grossman, who are sisters.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth summary information concerning compensation awarded to, paid to, or earned by each of our Named Executive Officers for all services rendered in all capacities to the Company and its subsidiaries in fiscal 2009. Compensation for fiscal 2007 and fiscal 2008 is included for all Named Executive Officers with the exception of Mr. Webb and Ms. Modaro who joined the Company in fiscal 2008 and fiscal 2009, respectively, and Ms. Gómez, who became an executive officer during fiscal 2009. For a complete understanding of the table, please read the footnotes and narrative disclosures that follow the table.

SUMMARY COMPENSATION TABLE

A	B	C	D	E	F	G	H	I	J
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value ($)	All Other Compensation ($)	Total ($)
Roger M. Laverty III(1)	2009	389,654	234,000	76,302	130,648	—	27,445	32,969	891,018
CEO and President	2008	350,038	—	18,044	29,678	175,000	22,229	33,419	628,408
	2007	320,000	—	—	—	155,000	0	21,479	496,479
John E. Simmons(2)	2009	298,103	135,000	17,341	29,396	—	163,796	44,712	688,348
Treasurer and CFO	2008	287,375	—	4,101	6,678	100,000	31,983	41,390	471,527
	2007	287,375	—	—	—	100,000	102,997	42,719	533,091
Drew H. Webb(3)	2009	313,909	140,000	17,046	29,396	—	7,582	67,792	575,725
Executive VP and COO	2008	143,613	58,000	3,635	5,698	—	—	23,703	234,649
Heidi L. Modaro(4)	2009	76,923	30,000	466	1,409	—	3,991	51,300	164,089
Vice President Sales and
Operations, Coffee & Tea
Hortensia R. Gómez(5)	2009	166,465	40,000	3,468	9,799	—	17,045	16,265	253,042
Vice President & Controller
Michael J. King(6)	2009	228,579	—	—	12,274	—	167,885	172,953	581,691
Vice President, Sales	2008	287,375	—	4,101	6,678	100,000	91,384	58,104	547,642
	2007	287,375	—	—	—	80,000	131,121	50,531	549,027

(1)
Mr. Laverty was promoted to Chief Executive Officer on December 6, 2007. The amounts shown in the table for fiscal 2008 reflect Mr. Laverty's compensation in all capacities for the full fiscal year. The amount reported in column I for fiscal 2009 includes life insurance premiums, dividends paid on restricted stock awards and an ESOP allocation ($18,947). The total value of all perquisites and other personal benefits did not exceed $10,000 in fiscal 2009 and have been excluded from the table for fiscal 2009.

(2)
The amount reported in column I for fiscal 2009 includes life insurance premiums, dividends paid on restricted stock awards, an ESOP allocation ($21,349), and sick days paid over the maximum accumulation amount ($16,100). The total value of all perquisites and other personal benefits did not exceed $10,000 in fiscal 2009 and have been excluded from the table for fiscal 2009.

(3)
The amount reported in column C for fiscal 2008 includes $48,229 in consulting fees and expenses paid to Mr. Webb from January 3, 2008 to March 3, 2008, when he was hired as Executive Vice President and Chief Operating Officer of the Company. The amount reported in column I for fiscal 2009 includes dividends paid on restricted stock awards, an ESOP allocation ($18,461), and perquisites and other personal benefits in the amount of $48,123, consisting of personal use of a Company-owned automobile calculated based on the aggregate incremental cost to the Company and temporary housing assistance ($46,706). The cost for personal use of a Company-owned automobile is calculated by allocating the costs of operating the car between personal and business use. The cost of operating the car is allocated to personal use on the basis of miles driven for personal use to total miles driven.

(4)
Effective March 1, 2009, the Company hired Ms. Modaro as Vice President Sales and Operations, Coffee & Tea. The amount reported in column C represents Ms. Modaro's prorated annual base salary from March 1, 2009 through June 30, 2009. The amount reported in column I for fiscal 2009 includes short-term and long-term disability premiums paid on behalf of Ms. Modaro and a signing bonus of $50,000 payable pursuant to the terms of her Employment Agreement.

(5)
Ms. Gómez was promoted to Vice President & Controller on March 17, 2009. Prior to her promotion, Ms. Gómez was Controller of the Company. The amounts shown in the table for fiscal 2009 reflect Ms. Gómez's compensation in all capacities for the full fiscal year. The amount reported in column I for fiscal 2009 includes life insurance premiums, dividends paid on restricted stock awards and an ESOP allocation ($14,355). The total value of all perquisites and other personal benefits did not exceed $10,000 in fiscal 2009 and have been excluded from the table for fiscal 2009.

(6)
Mr. King retired as Vice President, Sales effective as of March 2, 2009. Following his retirement, he has continued to serve as a consultant to the Company on special projects pursuant to the terms of a Consulting Agreement with the Company described below under the heading "—Employment Agreements and Arrangements." Mr. King did not receive a bonus in fiscal 2009. Amounts shown in the table reflect Mr. King's compensation for the full fiscal year. The amount reported in column I for fiscal 2009 includes life insurance premiums, dividends paid on restricted stock awards, an ESOP allocation ($21,191), sick days paid over the maximum accumulation amount and accrued vacation ($80,089), consulting fees paid to Mr. King following his retirement on March 2, 2009 pursuant to the terms of his Consulting Agreement ($40,000), and perquisites and other personal benefits in the amount of $22,021, consisting of personal use of a Company-owned automobile calculated based on the aggregate incremental cost to the Company, life insurance economic benefit and a retirement package consisting of a car and vacation ($19,848).

  Salary (Column C)

        The amounts reported in column C represent base salaries paid to each of the Named Executive Officers for the fiscal year indicated.

  Bonus (Column D)

        The amounts reported in column D for fiscal 2009 reflect non-recurring bonuses paid to the Company's executive officers. In light of the then pending DSD Acquisition, the Compensation Committee determined not to establish bonus targets under the Incentive Plan for fiscal 2009 during the first quarter of fiscal 2009. Instead, upon completion of the DSD Acquisition, the Compensation Committee determined that it was advisable to award discretionary bonuses to the Company's executive officers outside the Incentive Plan for fiscal 2009 in recognition of their efforts in the successful consummation of the DSD Acquisition and related integration efforts, and their respective contributions to the Company's fiscal 2009 organic growth after taking into account certain non-recurring expenses associated with the DSD Acquisition and the relocation of the Company's specialty coffee operations to a new facility in Portland, Oregon. In addition to the foregoing executive officer bonuses, Ms. Modaro also received a discretionary bonus of $30,000 for fiscal 2009 in lieu of any bonus under the Incentive Plan.

        Ms. Gómez was not a participant in the Incentive Plan for fiscal 2009. In light of her promotion and contributions to the success of the Company during fiscal 2009, the Compensation Committee awarded her a discretionary bonus for fiscal 2009 of $40,000.

        The amount reported in column D for fiscal 2008 for Mr. Webb represents a non-recurring bonus paid to Mr. Webb reflecting his contribution to the Company from March 3, 2008, the date he joined the Company, through the end of fiscal 2008. Mr. Webb did not participate in the Incentive Plan in fiscal 2008.

        All non-equity incentive plan compensation paid to the other Named Executive Officers under the Incentive Plan in fiscal 2008 and fiscal 2007 is shown in column G.

        Total executive officer bonus awards paid by the Company for fiscal 2009 were $579,000 for five persons, as compared to $433,000 for fiscal 2008 for four persons.

  Stock Awards (Column E)

        The amounts reported in column E represent compensation expense for restricted stock grants recognized by us under FAS 123(R) for fiscal 2009 and fiscal 2008. Prior to fiscal 2008, the Company did not have an equity-based compensation plan. A discussion of the assumptions used in calculating the amounts in this column for fiscal 2009 may be found in Note 11 to our audited consolidated financial statements for the fiscal year ended June 30, 2009 included in our Annual Report on Form 10-K, as amended, filed with the SEC on September 15, 2009. A discussion of the assumptions used in calculating the amounts in this column for fiscal 2008 may be found in Note 7 to our audited consolidated financial statements for the fiscal year ended June 30, 2008 included in our Annual Report on Form 10-K filed with the SEC on September 15, 2008.

  Option Awards (Column F)

        The amounts reported in column F represent compensation expense for stock option grants recognized by us under FAS 123(R) for fiscal 2009 and fiscal 2008. Prior to fiscal 2008, the Company did not have an equity-based compensation plan. Compensation expense recognized by us in fiscal 2009 and fiscal 2008 is based on the grant date fair values of the stock option grants calculated using a Black-Scholes option valuation model. A discussion of the assumptions used in calculating the amounts in this column for fiscal 2009 may be found in Note 11 to our audited consolidated financial statements for the fiscal year ended June 30, 2009 included in our Annual Report on Form 10-K, as amended, filed with the SEC on September 15, 2009. A discussion of the assumptions used in calculating the amounts in this column for fiscal 2008 may be found in Note 7 to our audited consolidated financial statements for the fiscal year ended June 30, 2008 included in our Annual Report on Form 10-K filed with the SEC on September 15, 2008.

  Non-Equity Incentive Plan Compensation (Column G)

        The amounts reported in column G represent the aggregate dollar value for each of the Named Executive Officers of the annual performance bonus under the Incentive Plan for the fiscal years indicated. Annual bonuses under the Incentive Plan were approved by the Compensation Committee and paid to the Named Executive Officers in the first quarter of the subsequent fiscal year consistent with past practice.

  Change in Pension Value (Column H)

        The amounts representing the change in pension value reported in column H were generated by the combination of increases in the accrued pension benefit and change in conversion of that benefit to a present value. Accrued pension benefits for each of the Named Executive Officers were calculated based on the final average pay times years of service as of the end of the fiscal year. Accrued benefits as of the end of each fiscal year increased over accrued benefits as of the end of the prior fiscal year because an additional year of service was included and because the averages of the most recent five years of pay were greater than the averages as of one year earlier. The conversion to a present value produced a further increase because normal retirement age, the assumed commencement of benefits, was one year closer. The present value conversion can also cause an increase or decrease in value due to changes in actuarial assumptions. The discount rate used to calculate present values decreased from 6.8% as of the end of fiscal 2008 to 6.25% as of the end of fiscal 2009, producing an increase in the present value. The discount rate used to calculate present values increased from 6.00% as of the end of fiscal 2007 to 6.80% as of the end of fiscal 2008, producing a decrease in the present value. The discount rate used to calculate present values decreased from 6.25% as of the end of fiscal 2006 to 6.00% as of the end of fiscal 2007, producing an increase in the present value. No other actuarial assumptions changed between the end of fiscal 2006 and the end of fiscal 2009.

  All Other Compensation (Column I)

        The amounts reported in column I represent the aggregate dollar amount for each Named Executive Officer for perquisites and other personal benefits; term life insurance premiums paid by the Company under the Company's executive life insurance plan; allocations under the ESOP; payment for sick time accrued above the maximum accumulation amount and accrued vacation; and certain other compensation described in the footnotes to the Summary Compensation Table above.

  Total Compensation (Column J)

        The amounts reported in column J are the sum of columns C through I for each of the Named Executive Officers. All compensation amounts reported in column J include amounts paid and amounts deferred.

Grants of Plan-Based Awards

        The following table sets forth summary information regarding all grants of plan-based awards made to our Named Executive Officers for fiscal 2009.

GRANTS OF PLAN-BASED AWARDS

					All Other Stock Awards: Number of Shares of Stock or Units (#)(2)
						All Other Option Awards: Number of Securities Underlying Options (#)(3)
								Grant Date Fair Value of Stock and Option Awards ($)(5)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Exercise or Base Price of Option Awards ($/Sh)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Roger M. Laverty III
Annual Cash Incentive Bonus	—	—	—	—	—	—	—	—
Time Based	12/11/08	—	—	—	6,600	40,000	21.76	410,816
John E. Simmons
Annual Cash Incentive Bonus	—	—	—	—	—	—	—	—
Time Based	12/11/08	—	—	—	1,500	9,000	21.76	92,760
Drew H. Webb
Annual Cash Incentive Bonus	—	—	—	—	—	—	—	—
Time Based	12/11/08	—	—	—	1,500	9,000	21.76	92,760
Heidi L. Modaro
Annual Cash Incentive Bonus	—	—	—	—	—	—	—	—
Time Based	5/28/09	—	—	—	700	7,000	22.07	62,209
Hortensia R. Gómez
Annual Cash Incentive Bonus	—	—	—	—	—	—	—	—
Time Based	12/11/08	—	—	—	300	3,000	21.76	26,568
Michael J. King
Annual Cash Incentive Bonus	—	—	—	—	—	—	—	—
Time Based	12/11/08	—	—	—	1,500	9,000	21.76	92,760

(1)
In light of the then pending DSD Acquisition, the Compensation Committee determined not to establish bonus targets under the Incentive Plan for fiscal 2009 during the first quarter of fiscal 2009 and awarded discretionary bonuses to the Company's executive officers as described above under the heading "—Summary Compensation Table—Bonus."

(2)
Restricted stock for the Named Executive Officers vests in whole on the third anniversary of the date of grant, subject to the acceleration provisions contained in the Omnibus Plan.

(3)
Stock options vest in one-third (1/3) increments on each anniversary of the date of grant, subject to the acceleration provisions contained in the Omnibus Plan.

(4)
Exercise price of option awards are equal to the closing market price on the date of grant.

(5)
Reflects the grant date fair value of restricted stock and stock option awards as calculated in accordance with FAS 123(R). A discussion of the assumptions used in calculating the fair value of the stock option awards in fiscal 2009 may be found in Note 11 to our audited consolidated financial statements for the fiscal year ended June 30, 2009 included in our Annual Report on Form 10-K, as amended, filed with the SEC on September 15, 2009.

 Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth summary information regarding the outstanding equity awards at June 30, 2009 granted to each of our Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Roger M. Laverty III	0	40,000	—	21.76	12/11/15	6,600	151,008	—	—
	13,333	26,667	—	22.70	2/20/15	6,600	151,008	—	—
John E. Simmons	0	9,000	—	21.76	12/11/15	1,500	34,320	—	—
	3,000	6,000	—	22.70	2/20/15	1,500	34,320	—	—
Drew H. Webb	0	9,000	—	21.76	12/11/15	1,500	34,320	—	—
	3,000	6,000	—	22.11	3/3/15	1,500	34,320	—	—
Heidi L. Modaro	0	7,000	—	22.07	5/28/16	700	16,016	—	—
Hortensia R. Gómez	0	3,000	—	21.76	12/11/15	300	6,864	—	—
	1,000	2,000	—	22.70	2/20/15	300	6,864	—	—
Michael J. King	3,000	—	—	22.70	3/02/10	—	—	—	—

(1)
Stock options vest in one-third (1/3) increments on each anniversary of the date of grant, subject to the acceleration provisions contained in the Omnibus Plan.

(2)
Restricted stock for the Named Executive Officers vests in whole on the third anniversary of the date of grant, subject to the acceleration provisions contained in the Omnibus Plan.

(3)
The market value was calculated by multiplying the closing price of our Common Stock on June 30, 2009 ($22.88) by the number of shares of unvested restricted stock.

Option Exercises and Stock Vested

        No stock options were exercised by our Named Executive Officers and no shares of restricted stock held by our Named Executive Officers vested in fiscal 2009.

Employment Agreements and Arrangements

  Laverty Employment Agreement

        The Company has entered into an Employment Agreement, as amended by Amendment Nos. 1 and 2 thereto, with Roger M. Laverty III (the "Laverty Employment Agreement"). The Laverty Employment Agreement provides that Mr. Laverty will serve as Chief Executive Officer and President of the Company, with the powers, general duties and responsibilities typically vested in a chief executive officer. Mr. Laverty's annual base salary is subject to annual review and may be adjusted upward or downward by the Company from time to time but may not be reduced below $320,000 per annum. Mr. Laverty is entitled to participate in the Incentive Plan (or any successor plan), with the amount of any target award thereunder to be set by the Compensation Committee. Mr. Laverty is entitled to use of a Company car or an equivalent car allowance, paid vacation of twenty-five (25) days per year, group health insurance, life insurance, key person life insurance, business travel insurance, qualified retirement plan, 401(k) plan, employee stock ownership plan, cell phone, Company credit card, and business expense reimbursement. Mr. Laverty is entitled to participate in the Omnibus Plan in accordance with the provisions thereof. Mr. Laverty's employment may be terminated by the Company at any time with or without Cause (as defined in the Laverty Employment Agreement). Mr. Laverty's employment also will terminate upon his resignation, with or without Good Reason (as defined in the Laverty Employment Agreement), death or permanent incapacity. Upon certain events of termination, Mr. Laverty is entitled to the benefits described below under the heading "—Change in Control and Termination Arrangements."

  Webb Employment Agreement

        The Company has entered into an Employment Agreement with Drew H. Webb, as amended by Amendment No. 1 thereto (the "Webb Employment Agreement"). The Webb Employment Agreement provides that Mr. Webb will serve as Executive Vice President and Chief Operating Officer of the Company, with oversight responsibility for the day-to-day operations of the Company. Mr. Webb's annual base salary is subject to annual review, and may be adjusted upward or downward by the Company from time to time but may not be reduced below $310,000 per annum. Mr. Webb is entitled to participate in the Incentive Plan (or any successor plan), with a target award equal to fifty percent (50%) of his annual base salary. Mr. Webb is entitled to all benefits and perquisites provided by the Company to its executive officers, including use of a Company car, paid vacation of twenty (20) days per year, group health insurance, life insurance, key person life insurance, business travel insurance, qualified retirement plan, 401(k) plan, employee stock ownership plan, cell phone, Company credit card, and business expense reimbursement. Mr. Webb is entitled to participate in the Omnibus Plan in accordance with the provisions thereof. Mr. Webb's employment may be terminated by the Company at any time with or without Cause (as defined in the Webb Employment Agreement). Mr. Webb's employment also will terminate upon his resignation, with or without Good Reason (as defined in the Webb Employment Agreement), death or permanent incapacity. Upon certain events of termination, Mr. Webb is entitled to the benefits described below under the heading "—Change in Control and Termination Arrangements."

  Modaro Employment Agreement

        The Company has entered into an Employment Agreement with Heidi L. Modaro (the "Modaro Employment Agreement" and, together with the Laverty Employment Agreement and the Webb Employment Agreement, the "Employment Agreements"). The Modaro Employment Agreement provides that Ms. Modaro will serve as Vice President Sales and Operations, Coffee & Tea of the Company, with oversight responsibility for the Company's direct store delivery sales and operations. Ms. Modaro's annual base salary is subject to annual review, and may be adjusted upward or downward by the Company from time to time but may not be reduced below $250,000 per annum. Ms. Modaro is entitled to participate in the Incentive Plan (or any successor plan), with a target award equal to forty percent (40%) of her annual base salary, with the bonus for fiscal 2009 to be based on a full year and not prorated from her start date. If Ms. Modaro is employed by the Company on March 1, 2011, the Company will pay her a retention bonus of $200,000. If Ms. Modaro's employment is terminated prior to such date by reason of her death or permanent incapacity, by the Company without Cause or by Ms. Modaro with Good Reason (as such terms are defined in the Modaro Employment Agreement), the Company will pay her $200,000 upon termination, subject to receipt of a required release. Ms. Modaro is entitled to all benefits and perquisites provided by the Company to its senior executives, including use of a Company car, paid vacation of twenty (20) days per year, group health insurance, life insurance, business travel insurance, qualified retirement plan, 401(k) plan, employee stock ownership plan, cell phone, Company credit card, and business expense reimbursement. Additionally, Ms. Modaro is entitled to certain tuition reimbursement benefits and coaching equivalent to what was provided to Ms. Modaro by her previous employer. Ms. Modaro is entitled to participate in the Omnibus Plan in accordance with the provisions thereof. Ms. Modaro's employment may be terminated by the Company at any time with or without Cause. Ms. Modaro's employment also will terminate upon her resignation, with or without Good Reason, death or permanent incapacity. Upon certain events of termination, Ms. Modaro is entitled to the benefits described below under the heading "—Change in Control and Termination Arrangements."

  King Consulting Agreement

        The Company has entered into a Consulting Agreement with Michael J. King (the "King Consulting Agreement") effective upon his retirement from the Company as Vice President, Sales on March 2, 2009. Under the King Consulting Agreement, Mr. King has agreed to act as an independent consultant to the Company concerning its sales, marketing and product development activities as requested by the Company from time to time for a term of three (3) years. As compensation for such services, Mr. King will receive an annual fee payable quarterly in arrears of $120,000 for the first year and $75,000 for each of the second and third years. Payment is due whether or not Mr. King is actually called on by the Company to perform consulting services. During the term of the King Consulting Agreement and for a period of two years thereafter, Mr. King is subject to a non-solicitation covenant with respect to Company customers and employees. If Mr. King dies or is rendered unable to perform the services required under the King Consulting Agreement, the Company will continue to make payments to him, if living and not judicially declared incompetent, otherwise to his spouse.

Pension Benefits

        The following table provides information as of the end of fiscal 2009 with respect to the Farmer Bros. Co. Retirement Plan (the "Retirement Plan"), a contributory defined benefit plan offered to non-union Company employees, for each of the Named Executive Officers. For a complete understanding of the table, please read the narrative disclosures that follow the table.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Roger M. Laverty III	Retirement Plan	1.92	49,674	0
John E. Simmons	Retirement Plan	27.92	886,686	0
Drew H. Webb	Retirement Plan	0.24	6,358	0
Heidi L. Modaro	Retirement Plan	0.33	3,991	0
Hortensia R. Gómez	Retirement Plan	2.42	26,528	0
Michael J. King	Retirement Plan	34.67	1,304,135	0

        Annuity benefits payable monthly under the Retirement Plan are calculated as 1.50% of average compensation multiplied by the number of years of credited service, but not less than $60 per month for the first 20 years of credited service plus $80 per month for each year of credited service in excess of 20 years. For this formula, average compensation is defined as the monthly average of total pay received for the 60 consecutive months out of the 120 latest months before the retirement date which gives the highest average. The formula above produces the amount payable as a monthly annuity for the life of the Named Executive Officer beginning as early as age 62. Benefits can begin as early as age 55 upon retirement, but are subject to a 4% per year reduction for the number of years before age 62 when benefits began. Benefits under a predecessor plan are included in the figures shown in the table above for Messrs. Simmons and King. Maximum annual combined benefits under both plans generally cannot exceed the lesser of $180,000 or the average of the employee's highest three years of compensation.

        While a present value is shown in the table, benefits are not available as a lump sum and must be taken in the form of an annuity. Present values were calculated using the same actuarial assumptions applied in the calculation of pension liabilities reported in the Company's 2009 Annual Report on Form 10-K, as amended (discount rate of 6.25%, mortality according to the 2009 IRS Prescribed Mortality Static Annuitant/Non-annuitant male and female).

Change in Control and Termination Arrangements

  Change in Control Agreements

        The Company has entered into a Change in Control Severance Agreement ("Severance Agreement") with each of the Named Executive Officers (other than Ms. Gómez) which provides certain severance benefits to such persons in the event of a Change in Control (as generally defined below). Each Severance Agreement expires at the close of business on December 31, 2009, subject to automatic one year extensions unless the Company or such executive officer notified the other no later than September 30, 2009 that the term would not be extended. Neither the Company nor any executive officer notified the other that the term would not be extended, so the term of each Severance Agreement has been extended to December 31, 2010, subject to possible further extensions. Notwithstanding the foregoing, if prior to a Change in Control, an executive officer ceases to be an employee of the Company, his or her Severance Agreement will be deemed to have expired. The Severance Agreement with Mr. King expired upon his retirement on March 2, 2009.

        Under each of the Severance Agreements, a Change in Control generally will be deemed to have occurred at any of the following times: (i) upon the acquisition by any person, entity or group of beneficial ownership of 50% or more of either the then outstanding Common Stock or the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; (ii) at the time individuals making up the Incumbent Board (as defined in the Severance Agreements) cease for any reason to constitute at least a majority of the Board; or (iii) the approval of the stockholders of the Company of a reorganization, merger, consolidation, complete liquidation, or dissolution of the Company, the sale or disposition of all or substantially all of the assets of the Company or any similar corporate transaction (other than any transaction with respect to which persons who were the stockholders of the Company immediately prior to such transaction continue to represent at least 50% of the outstanding Common Stock of the Company or such surviving entity or parent or affiliate thereof immediately after such transaction). In the event of certain termination events in connection with a Change in Control or Threatened Change in Control (as defined in the Severance Agreements), the Named Executive Officers will be entitled to certain payments and benefits shown in the tables below.

        Each Severance Agreement provides that while such executive officer is receiving compensation and benefits thereunder, such executive officer will not in any manner attempt to induce or assist others to attempt to induce any officer, employee, customer or client of the Company to terminate its association with the Company, nor do anything directly or indirectly to interfere with the relationship between the Company and any such persons or concerns. In the event such executive officer breaches this provision, all compensation and benefits under the Severance Agreement will immediately cease.

  Employment Agreements

        Under the Employment Agreements with Messrs. Laverty and Webb and Ms. Modaro, upon termination for any reason, the Company will pay such officer his or her accrued base salary and accrued but unused vacation. In addition, if such termination occurs at the election of the Company without Cause (as defined in the Employment Agreements) or by such officer's resignation with Good Reason (as defined in the Employment Agreements), such officer will be entitled to certain payments and benefits shown in the tables below. Receipt of any severance amounts under any Employment

Agreement is conditioned upon execution of a general release of claims against the Company. Notwithstanding the foregoing, if the officer becomes eligible for severance benefits under the Severance Agreement described above, the benefits provided under that agreement will be in lieu of, and not in addition to, the severance benefits under his or her Employment Agreement.

  Equity Awards

        Under the terms of the stock option and restricted stock awards made in fiscal 2009 and fiscal 2008, in the event of death or disability a prorata portion (determined based on the actual number of service days during the vesting period divided by the total number of days during the vesting period) of any unvested stock options and restricted stock will be deemed to have vested immediately prior to the date of death or disability and, in the case of the restricted stock, will no longer be subject to forfeiture. Additionally, under the Omnibus Plan, the plan administrator has discretionary authority regarding accelerated vesting upon termination other than by reason of death or disability, or in connection with a change in control.

  Potential Payments Upon Termination or Change in Control

        The following tables describe potential payments and benefits upon termination or a change in control, including under the agreements described above to which the Named Executive Officers (other than Mr. King who retired as Vice President, Sales on March 2, 2009) would be entitled upon termination of employment, change in control of the Company or change in responsibilities. The estimated amount of compensation payable to each Named Executive Officer in each situation is listed in the tables below assuming that the termination and/or change in control of the Company occurred at June 30, 2009. The actual amount of payments and benefits can only be determined at the time of such a termination or change in control and therefore the actual amounts will vary from the estimated amounts in the tables below. Descriptions of how such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits and other material factors regarding such agreements, as well as other material assumptions that we have made in calculating the estimated compensation, follow these tables. A description of Mr. King's consulting arrangement with the Company following his retirement is set forth above under the heading "—Employment Agreements and Arrangements—King Consulting Agreement."

        The tables and discussion below do not reflect (i) payments that would be provided to each Named Executive Officer under the Retirement Plan following termination of employment on the last business day of the fiscal year end; and (ii) the value of retiree medical and life insurance benefits, if any, that would be provided to each Named Executive Officer following such termination of employment, because, in each case, these benefits are generally available to all regular Company employees similarly situated in age, years of service and date of hire and do not discriminate in favor of executive officers.

ROGER M. LAVERTY III	Death	Disability	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Change in Control	Threatened Change in Control and Involuntarily Terminated or Resignation for Good Reason	Termination Without Cause or Resignation With Good Reason
Base Salary Continuation	—	—	—	$780,000	$780,000	$390,000
Bonus Payments	$188,000	$188,000	—	$188,000	$188,000	$188,000
Value of accelerated stock options	$9,085	$9,085	—	—	—	—
Value of accelerated restricted stock	$205,957	$205,957	—	—	—	—
Qualified and Non-Qualified Plan	$49,674	$49,674	$49,674	$103,863	$103,863	$49,684
ESOP	$42,874	$42,874	$42,874	$61,821	$61,821	$42,874
Health and Dental Insurance	$14,312	$42,937	$14,312	$28,625	$28,625	$14,312
Outplacement Services	—	—	—	$25,000	$25,000	—
Life Insurance Proceeds	$690,000	—	—	—	—	—
Total Pre-tax Benefit	$1,199,902	$538,527	$106,860	$1,187,309	$1,187,309	$684,870

JOHN E. SIMMONS	Death	Disability	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Change in Control	Threatened Change in Control and Involuntarily Terminated or Resignation for Good Reason	Termination Without Cause or Resignation With Good Reason
Base Salary Continuation	—	—	—	$598,000	$598,000	—
Bonus Payments	—	—	—	$111,667	$111,667	—
Value of accelerated stock options	$2,044	$2,044	—	—	—	—
Value of accelerated restricted stock	$46,808	$46,808	—	—	—	—
Qualified and Non-Qualified Plan	$886,686	$886,686	$886,686	$950,199	$950,199	$886,686
ESOP	$163,531	$163,531	$163,531	$184,880	$184,880	$163,531
Health and Dental Insurance	$14,312	$114,498	$14,312	$28,625	$28,625	—
Outplacement Services	—	—	—	$25,000	$25,000	—
Life Insurance Proceeds	$549,000	—	—	—	—	—
Total Pre-tax Benefit	$1,662,381	$1,213,567	$1,064,529	$1,898,371	$1,898,371	$1,050,217

DREW H. WEBB	Death	Disability	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Change in Control	Threatened Change in Control and Involuntarily Terminated or Resignation for Good Reason	Termination Without Cause or Resignation With Good Reason
Base Salary Continuation	—	—	—	$628,000	$628,000	$314,000
Bonus Payments	$140,000	$140,000	—	$140,000	$140,000	$140,000
Value of accelerated stock options	$2,603	$2,603	—	—	—	—
Value of accelerated restricted stock	$47,184	$47,184	—	—	—	—
Qualified and Non-Qualified Plan	$6,358	$6,358	$6,358	$65,889	$65,889	$6,358
ESOP	$18,461	$18,461	$18,461	$36,923	$36,923	$18,461
Health and Dental Insurance	$14,312	$42,937	$14,312	$28,625	$28,625	$14,312
Outplacement Services	—	—	—	$25,000	$25,000	—
Life Insurance Proceeds	$314,000	—	—	—	—	—
Total Pre-tax Benefit	$542,918	$257,543	$39,131	$924,437	$924,437	$493,132

HEIDI L. MODARO	Death	Disability	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Change in Control	Threatened Change in Control and Involuntarily Terminated or Resignation for Good Reason	Termination Without Cause or Resignation With Good Reason
Base Salary Continuation	—	—	—	$500,000	$500,000	$250,000
Bonus Payments	$100,000	$100,000	—	$100,000	$100,000	$100,000
Value of accelerated stock options	$171	$171	—	—	—	—
Value of accelerated restricted stock	$15,533	$15,533	—	—	—	—
Qualified and Non-Qualified Plan	—	—	—	$25,142	$25,142	—
ESOP	—	—	—	—	—	—
Health and Dental Insurance	—	—	—	—	—	—
Outplacement Services	—	—	—	$25,000	$25,000	—
Life Insurance Proceeds	$250,000	—	—	—	—	—
Total Pre-tax Benefit	$365,704	$115,704	—	$650,142	$650,142	$350,000

HORTENSIA R. GÓMEZ	Death	Disability	Retirement	Change in Control and Involuntarily Terminated or Resignation for Good Reason within 24 Months of Change in Control	Threatened Change in Control and Involuntarily Terminated or Resignation for Good Reason	Termination Without Cause or Resignation With Good Reason
Base Salary Continuation	—	—	—	—	—	—
Bonus Payments	—	—	—	—	—	—
Value of accelerated stock options	$681	$681	—	—	—	—
Value of accelerated restricted stock	$9,362	$9,362	—	—	—	—
Qualified and Non-Qualified Plan	$26,528	$26,528	$26,528	—	—	$26,528
ESOP	$46,083	$46,083	$46,083	—	—	$46,083
Health and Dental Insurance	$4,823	$62,700	$4,823	—	—	—
Outplacement Services	—	—	—	—	—	—
Life Insurance Proceeds	$280,000	—	—	—	—	—
Total Pre-tax Benefit	$367,477	$145,354	$77,434	—	—	$72,611

  Base Salary Continuation

  Severance Agreements

        Under each Severance Agreement, if (i) a Change in Control occurs and the executive officer's employment is terminated within the two years following the occurrence of the Change in Control by the Company other than for Cause, Disability (each as defined in the Severance Agreements) or death, or by Resignation for Good Reason (as defined in the Severance Agreements), or (ii) a Threatened Change in Control (as defined in the Severance Agreements) occurs and the executive officer's employment is terminated during the Threatened Change in Control Period (as defined in the Severance Agreements) by the Company other than for Cause, Disability or death, or there is a Resignation for Good Reason by the executive officer (a "Change in Control Event"), such executive officer will be entitled receive his or her base salary, excluding bonuses, at the rate in effect on the date of termination for a period of twenty-four (24) months, such payment to be made in installments in accordance with the Company's standard payroll practices, commencing in the month following the month in which the executive officer's Separation from Service (as defined in the Severance Agreements) occurs, subject to the payment limitations with respect to "specified employees" under Section 409A of the Code.

  Employment Agreements

        Under the Employment Agreements, if Mr. Laverty's, Mr. Webb's or Ms. Modaro's termination occurs at the election of the Company without Cause (as defined in the Employment Agreements) or by Mr. Laverty's, Mr. Webb's or Ms. Modaro's resignation with Good Reason (as defined in the Employment Agreements), Mr. Laverty, Mr. Webb or Ms. Modaro, as the case may be, will continue to receive his or her base salary for a period of one (1) year from the effective termination date, such payment to be made in installments in accordance with the Company's standard payroll practices, commencing in the month following the month in which the executive officer's Separation from Service (as defined in the Employment Agreements) occurs, subject to the payment limitations with respect to "specified employees" under Section 409A of the Code.

  Bonus Payments

  Severance Agreements

        Under each Severance Agreement, if a Change in Control Event occurs, the Named Executive Officer will receive a payment equal to one hundred percent (100%) of the Named Executive Officer's target bonus for the fiscal year in which the date of termination occurs (or, if no target bonus has been assigned as of the date of termination, the average bonus paid to such Named Executive Officer for the last three (3) completed fiscal years or for the number of completed fiscal years such person has been in the employ of the Company if fewer than three (3)), such payment to be made in a lump sum, subject to the payment limitations with respect to "specified employees" under Section 409A of the Code. Because the Company did not assign target bonuses under the Incentive Plan in fiscal 2009 other than in the case of Ms. Modaro pursuant to her Employment Agreement, the amounts shown in the table above are based on the average bonus paid for the last three (3) completed fiscal years or, in the case of Mr. Webb, the number of fiscal years he has been in the employ of the Company.

  Employment Agreements

        Under the Employment Agreements, if Mr. Laverty's, Mr. Webb's or Ms. Modaro's termination occurs at the election of the Company without Cause (as defined in the Employment Agreements) or by Mr. Laverty's, Mr. Webb's or Ms. Modaro's resignation with Good Reason (as defined in the Employment Agreements), Mr. Laverty, Mr. Webb or Ms. Modaro, as the case may be, will continue to receive an amount equal to his or her target award under the Incentive Plan for the fiscal year in which such termination is effective (or, if no target bonus has been assigned as of the date of termination, the average bonus paid by the Company to the executive officer for the last three (3) completed fiscal years or for the number of completed fiscal years such person has been in the employ of the Company if fewer than three (3)), prorated through the effective termination date. Payment of such amount will be made in a lump sum within thirty (30) days after the end of the Company's fiscal year in which the executive officer's Separation from Service (as defined in the Employment Agreements) occurs, subject to the payment limitations with respect to "specified employees" under Section 409A of the Code. The Company will also pay a prorated portion of the target award under the Incentive Plan in the event of Mr. Laverty's, Mr. Webb's or Ms. Modaro's death or disability.

  Value of Accelerated Stock Options and Restricted Stock

        Under the terms of the stock option and restricted stock awards, in the event of death or disability a prorata portion (determined based on the actual number of service days during the vesting period divided by the total number of days during the vesting period) of any unvested stock options and restricted stock will be deemed to have vested immediately prior to the date of death or disability and, in the case of the restricted stock, will no longer be subject to forfeiture. The value of accelerated equity awards shown in the tables above was calculated using the closing price of our Common Stock on June 30, 2009 ($22.88). The value of options is the aggregate spread between $22.88 and the exercise price of the accelerated options, if less than $22.88, while $22.88 is the intrinsic value of the restricted stock grants.

        Under the Omnibus Plan, the plan administrator has discretionary authority regarding accelerated vesting upon termination other than by reason of death or disability, or in connection with a change in control. The numbers in the tables above assume such discretionary authority was not exercised.

  Qualified and Non-Qualified Plan; ESOP

        Under each Severance Agreement, if a Change in Control Event occurs, subject to eligibility provisions of the plans, the Named Executive Officer will continue to participate in the tax-qualified and non-qualified retirement, savings and employee stock ownership plans of the Company during the twenty-four (24) month period following the Named Executive Officer's date of termination unless he or she commences other employment prior to the end of the twenty-four (24) month period, in which case, such participation will end on the date of his or her new employment. In addition, upon termination of employment for any reason, including death, disability, retirement or other termination, the Named Executive Officer will be entitled to his or her vested benefits under the Retirement Plan and the ESOP. Estimated qualified and non-qualified plan benefits shown in the tables above reflect the present value of the vested accumulated benefits under the Retirement Plan plus, in the case of a Change in Control Event, the annual change in pension value (estimated to be $27,445 per year in the case of Mr. Laverty, $167,885 per year in the case of Mr. Simmons, $7,582 per year in the case of Mr. Webb and $0 per year in the case of Ms. Modaro). Estimated ESOP benefits shown in the tables above reflect the value of vested allocated shares in the ESOP plus, in the case of a Change in Control Event, an annual allocation of ESOP shares to qualified employees (estimated to be $73,112 per year). The estimated value of the ESOP shares is based on the closing price per share of Common Stock on NASDAQ on June 30, 2009 of $22.88 per share.

  Health, Dental and Life Insurance

  Severance Agreements

        Under each Severance Agreement, if a Change in Control Event occurs, the health, dental and life insurance benefits coverage provided to the Named Executive Officer at his or her date of termination will be continued by the Company during the twenty-four (24) month period following the Named Executive Officer's date of termination unless he or she commences employment prior to the end of the twenty-four (24) month period and qualifies for substantially equivalent insurance benefits with his or her new employer, in which case such insurance coverages will end on the date of qualification. The Company will provide for such insurance coverages at its expense at the same level and in the same manner as if the Named Executive Officer's employment had not terminated (subject to the customary changes in such coverages if the Named Executive Officer retires under a Company retirement plan, reaches age 65, or similar events and subject to the Named Executive Officer's right to make any changes in such coverages that an active employee is permitted to make). Any additional coverages the Named Executive Officer had at termination, including dependent coverage, will also be continued for such period on the same terms, to the extent permitted by the applicable policies or contracts. Any costs the Named Executive Officer was paying for such coverages at the time of termination will be paid by the Named Executive Officer. If the terms of any benefit plan do not permit continued participation, the Company will arrange for other coverage at its expense providing substantially similar benefits. Estimated payments shown in the tables above represent the current net annual cost to the Company of the employee's participation in the Company's medical insurance program offered to all non-union employees. In the event of death, the insurance may be continued for the surviving spouse.

  Employment Agreements

        Under the Employment Agreements, if Mr. Laverty's, Mr. Webb's or Ms. Modaro's termination occurs at the election of the Company without Cause (as defined in the Employment Agreements) or by Mr. Laverty's, Mr. Webb's or Ms. Modaro's resignation with Good Reason (as defined in the Employment Agreements), Mr. Laverty, Mr. Webb or Ms. Modaro, as the case may be, will continue to receive partially Company-paid COBRA coverage under the Company's health care plan for a period of one (1) year after the effective termination date.

  Outplacement Services

        Under each Severance Agreement, if a Change in Control Event occurs, the Company will provide the Named Executive Officer with outplacement services at the expense of the Company, in an amount up to $25,000.

Indemnification

        The Company has entered into the same form of Indemnification Agreement with each Named Executive Officer as is described below under the heading "Director Compensation—Director Indemnification." The Indemnification Agreements do not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including any rights arising under the Certificate of Incorporation or Bylaws of the Company, or the Delaware General Corporation Law.

DIRECTOR COMPENSATION

        The compensation program for our non-employee directors is intended to fairly compensate them for the time and effort required of a director given the size and complexity of the Company's operations. Portions of the compensation program utilize our stock in order to further align the interests of the directors with all other stockholders of the Company and to motivate the directors to focus on the long-term financial interest of the Company.

        Non-employee members of the Board receive a combination of cash and stock-based incentive compensation. Directors who are Company employees are not paid any fees for serving on the Board or for attending Board meetings.

Cash Compensation

        Each non-employee director receives an annual retainer of $30,000, payable quarterly in advance, and meeting fees of $1,500 for each Board meeting, $2,500 for each Compensation Committee or Audit Committee meeting, and $1,500 for each Nominating Committee meeting attended; provided if more than one meeting (Board or committee) is held and attended on the same date, maximum meeting fees are $4,000. In addition, the following committee chairs receive additional annual retainers, as follows: (i) Audit Committee, $15,000; and (ii) Compensation Committee, $7,500. Board members are also entitled to reimbursement of reasonable travel expenses from outside the greater Los Angeles area, in accordance with Company policy, incurred in connection with attendance at Board and committee meetings.

Equity Compensation

        Each non-employee director receives an annual grant of restricted stock under the Omnibus Plan having a value equal to $40,000, each such grant to vest over three years in equal annual installments, subject to the non-employee director's continued service to the Company through each vesting date. The annual grant of restricted stock is made on the date on which the Company holds its annual meeting of stockholders or such other date as the Board may determine. The number of shares of Common Stock to be received in the grant of restricted stock is based on the closing price per share of our Common Stock on the date such grant is made.

Stock Ownership Guidelines

        Under the Stock Ownership Guidelines adopted by the Board, non-employee directors are expected to own and hold during their service as a Board member a number of shares of Common Stock with a value equal to at least three (3) times the amount of the non-employee director annual stock-based award, as the same may be adjusted from time to time, under the Omnibus Plan. Stock that counts toward satisfaction of these guidelines includes: (i) shares of Common Stock owned outright by the non-employee director and his or her immediate family members who share the same household, whether held individually or jointly; (ii) restricted stock or restricted stock units (whether or not the restrictions have lapsed); (iii) ESOP shares; and (iv) shares of Common Stock held in trust for the benefit of the non-employee director or his or her family.

        Until the applicable guideline is achieved, each non-employee director is required to retain all "profit shares," which are those shares remaining after payment of taxes on earned equity awards under the Omnibus Plan, such as shares granted pursuant to the exercise of vested options and restricted stock that has vested. Non-employee directors are expected to continuously own sufficient shares to meet these guidelines once attained. The guidelines may be waived at the discretion of the Board if compliance would create severe hardship or prevent a non-employee director from complying with a court order. It is expected that these instances will be rare.

Director Compensation Table

        The following table shows compensation of the non-employee members of the Board for fiscal 2009:

Director(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Guenter W. Berger(4)	35,500	5,592	17,011	58,103
Martin A. Lynch(6)(7)	50,500	5,592	1,070	57,162
Thomas A. Maloof(5)(6)(7)(8)	64,752	5,592	1,070	71,414
James J. McGarry(5)	46,000	5,592	1,070	52,662
John H. Merrell(5)(6)(7)(9)	68,500	5,592	1,070	75,162
Carol Farmer Waite(6)	35,500	5,592	1,070	42,162

(1)
Mr. Laverty, the Company's Chief Executive Officer and President, is not included in this table as he is an employee of the Company and thus receives no compensation for his service as a director.

(2)
Represents the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R). Each non-employee director received a grant on December 11, 2008 of 1,400 shares of restricted stock, which generally vest over three years in equal annual installments, with a grant date fair value under FAS 123(R) of $21.76, based on the closing price of our Common Stock on that date of $21.76. The aggregate number of restricted stock awards outstanding at June 30, 2009 for each non-employee director is 2,267, however 1,800 shares of restricted stock previously granted to Ms. Waite as director compensation will be forfeited upon her discontinuing to serve as a director beyond the Annual Meeting.

(3)
Includes cash dividends on restricted stock ($1,070).

(4)
All Other Compensation for Mr. Berger includes life insurance premiums ($15,941).

(5)
Member, Compensation Committee.

(6)
Member, Nominating Committee.

(7)
Member, Audit Committee.

(8)
Compensation Committee Chairman.

(9)
Audit Committee Chairman.

Director Indemnification

        Under Farmer Bros.' Certificate of Incorporation and Bylaws, the directors are entitled to indemnification from Farmer Bros. to the fullest extent permitted by Delaware corporate law. Following approval by the Compensation Committee and review by independent counsel on behalf of the Compensation Committee, the Board of Directors has approved a form of Indemnification Agreement ("Indemnification Agreement") to be entered into between the Company and its directors and officers. The Company's Board of Directors may from time to time authorize the Company to enter into additional indemnification agreements with future directors and officers of the Company.

        The Indemnification Agreements provide, among other things, that the Company will, to the extent permitted by applicable law, indemnify and hold harmless each indemnitee if, by reason of his or her status as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of the Company or of any other enterprise which such person is or was serving at the request of the Company, such indemnitee was, is or is threatened to be made, a party to or a participant (as a witness or otherwise) in any threatened, pending or completed proceeding, whether brought in the right of the

Company or otherwise and whether of a civil, criminal, administrative or investigative nature, against all expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such proceeding. In addition, the Indemnification Agreements provide for the advancement of expenses incurred by the indemnitee in connection with any such proceeding to the fullest extent permitted by applicable law. The Indemnification Agreements also provide that, in the event of a Potential Change in Control (as defined in the Indemnification Agreements), the Company will, upon request by the indemnitee, create a trust for the benefit of the indemnitee and fund such trust in an amount sufficient to satisfy expenses reasonably anticipated to be incurred in connection with investigating, preparing for, participating in or defending any proceedings, and any judgments, fines, penalties and amounts paid in settlement in connection with any proceedings. The Indemnification Agreements do not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including any rights arising under the Certificate of Incorporation or Bylaws of the Company, or the Delaware General Corporation Law.

CERTAIN RELATIONSHIPS AND
RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions

        Under the Company's written Policies and Procedures for the Review, Approval or Ratification of Related Person Transactions, a related person transaction may be consummated or may continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy applies to: (i) any person who is, or at any time since the beginning of the Company's last fiscal year was, a director, nominee for director or executive officer of the Company; (ii) any person who is known to be the beneficial owner of more than five percent (5%) of any class of the Company's voting securities; and (iii) any immediate family member, as defined in the policy, of, or sharing a household with, any of the foregoing persons. For purposes of the policy, a related person transaction includes, but is not limited to, any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, specifically including indebtedness and guarantees of indebtedness, between the Company and any of the foregoing persons since the beginning of the Company's last fiscal year, or any currently proposed transaction in which the Company was or is to be a participant or a party, in which the amount involved exceeds $120,000, and in which any of the foregoing persons had or will have a direct or indirect material interest.

        Under the policy, upon referral by the Chief Financial Officer or Secretary of the Company, any proposed related person transaction will be reviewed by the Audit Committee for approval or disapproval based on the following:

  •
  the materiality of the related person's interest, including the relationship of the related person to the Company, the importance of the interest to the related person and the amount involved in the transaction;

  •
  whether the terms of the transaction, in the aggregate, are comparable to those that would have been reached by unrelated parties in an arm's length transaction;

  •
  the availability of alternative transactions, including whether there is another person or entity that could accomplish the same purposes as the transaction and, if alternative transactions are available, there must be a clear and articulable reason for the transaction with the related person;

  •
  whether the transaction is proposed to be undertaken in the ordinary course of the Company's business, on the same terms that the Company offers generally in transactions with persons who are not related persons; and

  •
  such additional factors as the Audit Committee determines relevant.

        The Audit Committee will direct the Company's executive officers to disclose all related person transactions approved by the Audit Committee to the extent required under applicable accounting rules, Federal securities laws, SEC rules and regulations, and NASDAQ rules.

Related Person Transactions

        In fiscal 2009, the Audit Committee approved and ratified the following related person transactions:

        Anglin, Flewelling, Rasmussen, Campbell & Trytten LLP ("AFRCT"), of which John M. Anglin, the Company's Secretary, is a Partner, provides us legal services. During fiscal 2009, we paid AFRCT $1,062,109 for such services, much of which (approximately $627,642) related to the DSD Acquisition and related financing. We expect to continue to engage AFRCT to perform legal services in fiscal 2010.

        The son of Carol Farmer Waite, a director of the Company, is a non-executive employee of the Company acting as Director of Green Coffee. Mr. Waite's fiscal 2010 compensation (including salary, bonus, stock based compensation, dividends payable on restricted stock and ESOP allocation) is expected to exceed $120,000.

        There are no other transactions since the beginning of fiscal 2009 or currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

AUDIT MATTERS

Audit Committee Report

        The Audit Committee has reviewed and discussed with management the Company's audited consolidated financial statements as of and for the fiscal year ended June 30, 2009.

        The Audit Committee has also discussed with EY the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) , as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        The Audit Committee has received the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding EY's communications with the Audit Committee concerning independence, and has discussed with EY that firm's independence.

        Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board that the audited consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 2009 filed with the SEC.

Audit Committee of the Board of Directors

John H. Merrell, Chairman
Martin A. Lynch
Thomas A. Maloof

Independent Registered Public Accounting Firm

        From and after the effective date of the SEC rule requiring Audit Committee pre-approval of all audit and permissible non-audit services provided by independent registered public accounting firms, the Audit Committee has pre-approved all audit and permissible non-audit services provided by EY in accordance with the pre-approval policies and procedures described below.

        The following table sets forth the aggregate fees billed by EY for fiscal 2009 and fiscal 2008 for audit and non-audit services (as well as all "out-of-pocket" costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees. The nature of the services provided in each such category is described following the table.

Type of Fees	2009	2008
Audit Fees	$730,000	$521,000
Audit-Related Fees	11,500	33,000
Tax Fees	68,600	35,000
All Other Fees	586,400	140,000

Total Fees	$1,396,500	$729,000

  Audit Fees

        In the above table, in accordance with the SEC's definitions and rules, "audit fees" are fees that the Company paid to EY for the audit of the Company's annual consolidated financial statements included in the Form 10-K and review of financial statements included in the Form 10-Qs; for the audit of the Company's internal control over financial reporting; and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

  Audit-Related Fees

        "Audit-related fees" are fees for assurance and related services and various filings that are reasonably related to the performance of the audit or review of the Company's financial statements and internal control over financial reporting, including services in connection with assisting the Company in its compliance with its obligations under Section 303 of the Sarbanes-Oxley Act of 2002 and related regulations.

  Tax Fees

        "Tax fees" are fees for tax compliance, tax advice and tax planning, including state tax representation and miscellaneous consulting on federal and state taxation matters. All tax fees in the last two fiscal years were related to tax compliance (review and preparation of corporate tax returns, assistance with tax audits and review of the tax treatment for certain expenses) and tax advice (tax expense deductions).

  All Other Fees

        "All other fees" are fees for any services not included in the first three categories. For fiscal 2009, these fees included fees for strategic projects, including acquisition integration planning.

Pre-Approval of Audit and Non-Audit Services

        Under the Farmer Bros. Co. Audit and Non-Audit Services Pre-Approval Policy, the Audit Committee must pre-approve all audit and non-audit services provided by the independent auditor. The policy, as described below, sets forth the procedures and conditions for such pre-approval of services to be performed by the independent auditor. The policy utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services. Unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee.

        In the first quarter of each year, the Audit Committee is asked to pre-approve the engagement of the independent auditor and the projected fees for audit services for the current fiscal year. The Audit Committee is also asked to provide general pre-approval for certain audit-related services (assurance and related services that are reasonably related to the performance of the auditor's review of the financial statements or that are traditionally performed by the independent auditor) and tax services (such as tax compliance, tax planning and tax advice) for the current fiscal year consistent with the SEC's rules on auditor independence. If the Company wishes to engage the independent auditor for additional services that have not been generally pre-approved as described above, then such engagement will be presented to the Audit Committee for pre-approval at its next regularly scheduled meeting. Pre-approval of any engagement by the Audit Committee is required before the independent auditor may commence any engagement.

        In fiscal 2009, there were no fees paid to EY under a de minimis exception to the rules that waive pre-approval for certain non-audit services.

OTHER MATTERS

Annual Report and Form 10-K

        The 2009 Annual Report to Stockholders (which includes the Company's Annual Report on Form 10-K, as amended, as filed with the SEC for the fiscal year ended June 30, 2009) accompanies this Proxy Statement. The 2009 Annual Report is neither incorporated by reference in this Proxy Statement nor part of the proxy soliciting material. Stockholders may obtain, without charge, a copy of the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 2009, filed with the SEC, including the financial statements and financial statement schedules thereto, without the accompanying exhibits, by writing to: Farmer Bros. Co., 20333 South Normandie Avenue, Torrance, California 90502, Attention: Chief Financial Officer. The Company's Form 10-K, as amended, is also available online at the Company's website, www.farmerbros.com. A list of exhibits is included in the Form 10-K, as amended, and exhibits are available from the Company upon the payment of the Company's reasonable expenses in furnishing them.

 Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (collectively, "Reporting Persons"), to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). As a practical matter, the Company assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based solely on the Company's review of the reports filed by Reporting Persons, and written representations from certain Reporting Persons that no other reports were required for those persons, the Company believes that, during the fiscal year ended June 30, 2009, the Reporting Persons met all applicable Section 16(a) filing requirements.

Stockholder Proposals and Nominations

  Proposals Pursuant to Rule 14a-8

        Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company's proxy statement and form of proxy for consideration at the Company's next annual meeting of stockholders. To be eligible for inclusion in the Company's 2010 proxy statement, stockholder proposals must be received by the Company no later than June 30, 2010, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, the Company reserves the right to omit from the Company's proxy statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8.

  Proposals and Nominations Pursuant to the Company's Bylaws

        The Company's Bylaws contain an advance notice provision with respect to matters to be brought at an annual meeting of stockholders, including nominations, and not included in the Company's proxy statement. A stockholder who desires to nominate a director or bring any other business before the stockholders at the 2010 Annual Meeting must notify the Company in writing, must cause such notice to be delivered to or received by the Secretary of the Company no earlier than August 12, 2010, and no later than September 11, 2010, and must comply with the other Bylaw provisions summarized below; provided, however, that in the event that the 2010 Annual Meeting is called for a date that is not within thirty (30) days before or after December 10, 2010, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the 2010 Annual Meeting was mailed or such public disclosure of the date of the 2010 Annual Meeting was made, whichever first occurs.

        The Bylaws provide that nominations may be made by the Board, by a committee appointed by the Board or any stockholder entitled to vote in the election of directors generally. Stockholders must provide actual written notice of their intent to make nomination(s) to the Secretary of the Company within the timeframes described above. Each such notice must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act; and (b) as to the stockholder giving notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

        The notice given by a stockholder regarding other business to be brought before an annual meeting of stockholders must set forth (a) a brief description of the business desired to be brought before the annual meeting and the reason for conducting such business at the annual meeting, (b) the name and record address of such stockholder, (c) the class and number of shares of stock of the Company which are owned beneficially or of record by such stockholder, (d) a description of all arrangements or understandings between such stockholder and any other persons (including their names) in connection with the proposal and any material interest of such stockholder in such business, and (e) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

        You may write to the Secretary of the Company at the Company's principal executive office, 20333 South Normandie Avenue, Torrance, California 90502, to deliver the notices discussed above and for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of banks and brokers with account holders who are Company stockholders will be "householding" the Company's proxy materials and annual report. A single proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, or direct your written request to Mr. John E. Simmons,

Chief Financial Officer, Farmer Bros. Co., 20333 South Normandie Avenue, Torrance, California 90502, or contact Mr. John E. Simmons by telephone at (310) 787-5200, and the Company will deliver a separate copy of the annual report or proxy statement upon request. Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request "householding" of their communications should contact their bank or broker.

By Order of the Board of Directors

John M. Anglin Secretary
October 28, 2009

Farmer Bros. Co. 20333 South Normandie Avenue Torrance, CA 90502 Proxy THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON DECEMBER 10, 2009. The undersigned stockholder of Farmer Bros. Co., a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated October 28, 2009, and hereby constitutes and appoints Roger M. Laverty III and John E. Simmons or either of them acting singly in the absence of the other, with a power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of Common Stock of the Company held by the undersigned at the Annual Meeting of Stockholders to be held at the principal office of the Company located at 20333 South Normandie Avenue, Torrance, California 90502, at 10:00 a.m., Pacific Standard Time and at any continuation, postponement or adjournment thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters: See reverse for voting instructions. FARMER BROS. CO. ANNUAL MEETING OF STOCKHOLDERS Thursday, December 10, 2009 10:00 a.m. FARMER BROS. CO. CORPORATE OFFICE 20333 South Normandie Avenue Torrance, CA 90502 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON DECEMBER 10, 2009 The Company’s Proxy Statement and 2009 Annual Report on Form 10-K, as amended, are available at: http://proxy.farmerbros.com.

ADDRESS BLOCK The Board of Directors recommends a vote “FOR” the director nominees listed below. 1. To elect two Class III directors for a 01 John H. Merrell Vote FOR Vote WITHHELD three-year term expiring at the 2012 02 Jeanne Farmer Grossman all nominees from all nominees Annual Meeting of Stockholders: (except as marked) (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) The Board of Directors recommends a vote “FOR” Item Two. 2. To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2010. For Against Abstain 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof. The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR each nominee named in Item 1 and FOR Item 2, and in accordance with the discretion of the persons appointed as proxies on such other matters as may properly come before the Annual Meeting, including any continuation, postponement or adjournment thereof, and any other matters incident to the conduct of the Annual Meeting. The Board of Directors knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in the accompanying Proxy Statement. In addition, no stockholder proposal was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting. If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by the Board of Directors, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Board of Directors. If you plan to attend the Annual Meeting in person, you can obtain directions to the Company’s principal office at http://proxy.farmerbros.com. Date Signature(s) in Box Please sign exactly as your name(s) appears on proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Please fold here – Do not separate Address Change? Mark Box to the right and Indicate changes below: TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.